Exhibit 4.2
White Springs Agricultural
Chemicals, Inc. Savings and
Investment Plan for Collective
Bargaining Employees
(Amended as of January 1, 2007)

Contents

Article 1. Establishment of Plan	1
1.1 The Plan	1
1.2 Purpose of the Plan	1
1.3 Applicability of the Plan	1

Article 2. Definitions	2
2.1 Definitions	2
2.2 Gender and Number	11
2.3 Requirement to Be in Written Form	11

Article 3. Participation and Service	12
3.1 Date of Participation	12
3.2 Duration	12
3.3 Transfers	12
3.4 Service	12

Article 4. Pretax Deferrals, After-Tax Contributions and Adjustment Contributions	14
4.1 Pretax Deferrals and After-Tax Contributions	14
4.2 Pretax Deferral and After-Tax Contribution Election Procedures	14
4.3 Discontinuance or Change in Rate of Pretax Deferrals and After-Tax Contributions	14
4.4 Compensation Reduction	15
4.5 Individual Maximum Pretax Deferrals and After-Tax Contributions	15
4.6 Discrimination Limits on Pretax Deferrals	16
4.7 Adjustment Contributions	17
4.8 Deposit of Pretax Deferrals and After-Tax Contributions	18
4.9 Crediting of Pretax Deferrals and After-Tax Contributions	18
4.10 Distribution of Excess Deferrals	18
4.11 Contributions for Reemployed Veterans	18

i

Article 5. Employer Contributions	19
5.1 Employer Contributions	19
5.2 Deposit of Employer Contributions	20
5.3 Crediting of Employer Contributions	20
5.4 Forfeitures	20
5.5 Limitation on Annual Additions	20
5.6 “Annual Addition” Defined	20
5.7 Other Defined Contribution Plans	21
5.8 Deductibility Limitation	21
5.9 Adjustment of Allocations	21

Article 6. Vesting and Benefits	22
6.1 Vesting	22
6.2 Payment After Separation from Service or Age 70 1/2	22
6.3 Restoration of Nonvested Interests	23
6.4 Death Benefits	23
6.5 Forms of Payment	24
6.6 Time of Payment of Benefits	28
6.7 Withdrawals	28
6.8 Debiting of Investment Funds	29
6.9 Small Amounts and Deferral of Benefit Payments	29
6.10 Direct Rollovers; Withholding	30

Article 7. Participant Loans	33
7.1 Eligibility	33
7.2 Loan Amount	33
7.3 Loan Terms	34
7.4 Source of Loan Funds and Valuation	34
7.5 Loan Account	34
7.6 Repayments	35
7.7 Leave of Absence	35
7.8 Separation from Service	36
7.9 Delinquent Payments	36
7.10 Default	36
7.11 Discontinuance	37
7.12 Loan Restrictions	37

Article 8. Investment Elections	38
8.1 Investment of Contributions	38
8.2 Transfers of Existing Balances	38
8.3 Transfer of Assets	38

Article 9. Participant Accounts and Records of the Plan	40
9.1 Accounts and Records	40
9.2 Account Value	40
9.3 Investment Funds	40
9.4 Valuation Adjustments	40
9.5 Accounting	41
9.6 Loan Accounts	41
9.7 Rollovers	41
9.8 Imposition of Reasonable Restrictions	41

Article 10. Financing	42
10.1 Financing	42
10.2 Employer Contributions	42
10.3 Non-Reversion	42
10.4 Direct Transfer of Assets from Plans of Acquired Entities	43

Article 11. Administration	44
11.1 The Committee	44
11.2 Chairman, Secretary, and Employment of Specialists	44
11.3 Compensation and Expenses	44
11.4 Manner of Action	44
11.5 Subcommittees	44
11.6 Other Agents	45
11.7 Records	45
11.8 Rules	45
11.9 Committee’s Powers and Duties	45
11.10 Investment Responsibilities	46
11.11 Committee’s Decisions Conclusive	46
11.12 Indemnity for Liability	47
11.13 Fiduciaries	49
11.14 Notice of Address	49
11.15 Data	49
11.16 Benefit Claims Procedures	50
11.17 Member’s Own Participation	51

Article 12. Amendment and Termination	52
12.1 Amendment and Termination	52
12.2 Distribution on Termination	53
12.3 Successors	53
12.4 Plan Merger or Transfer	53
12.5 Participating Affiliates	53

Article 13. Miscellaneous Provisions	54
13.1 Employment Rights	54
13.2 No Examination or Accounting	54
13.3 Investment Risk	54
13.4 Non-Alienation	54
13.5 Incompetency	54
13.6 Severability	55
13.7 Counterparts	55
13.8 Service of Legal Process	55
13.9 Headings of Articles and Sections	55
13.10 Construction and Applicable Law	55
13.11 Unclaimed Benefits	55

Appendix A. Employee Stock Ownership Plan	57

Article 1. Establishment of Plan
1.1 The Plan
White Springs Agricultural Chemicals, Inc. (“Company”) adopted the White Springs Agricultural Chemicals, Inc. Savings and Investment Plan for Collective Bargaining Employees (hereinafter referred to as the “Plan”) for the benefit of Eligible Employees, effective as of November 1, 1995.
In 2001, the Plan was amended to add an account (“ESOP Account”) that is designated as a stock bonus plan within the meaning of Code section 401(a)(23) and an employee stock ownership plan (“ESOP”) within the meaning of Code section 4975(e)(7).
Effective as of January 1, 2007, the Plan is hereby amended and restated to reflect changes in laws and regulations issued since the time of the last Plan restatement, including the Economic Growth and Tax Relief Reconciliation Act of 2001, as well as to incorporate plan amendments and negotiated changes in the collective bargaining agreement made since the last restatement.
Although the Plan is generally effective as of January 1, 2007, certain individual provisions of the Plan are retroactively effective, as specifically noted herein. In cases where provisions are identified as being retroactively effective, the Committee and Employers have administered the Plan in a manner consistent with such changes at all times on and after such effective dates. The Plan is intended to include all legally-required and other changes in effect through December 31, 2006. The Plan and Trust are intended to meet the requirements of section 401(a), 401(k), and 501(a) of the Internal Revenue Code of 1986, as amended.
1.2 Purpose of the Plan
This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide additional security for their retirement.
1.3 Applicability of the Plan
The provisions of this current Plan restatement are applicable to Participants who are employed with the Employer or an Affiliate on or after January 1, 2007. Except as so provided, any person who was covered under the Plan as in effect on December 31, 2006, and whose employment with the Employer and Affiliates terminated prior to January 1, 2007, and who was entitled to benefits under the provisions of the Plan as in effect on December 31, 2006, shall continue to be entitled to the same amount of benefits without change under this Plan. Notwithstanding the above, to the extent that certain provisions of this Plan become effective prior to January 1, 2007, those same provisions shall apply to Participants (or Beneficiaries) who participate in the Plan after that effective date. In addition, the minimum distribution requirements described in Code section 401(a)(9) shall apply to previously terminated and retired employees, to the extent required by law.

Article 2. Definitions
2.1 Definitions
Whenever used in the Plan the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:
(a)	“Accounting Date” shall mean each business day of the Plan Year upon which dates Savings Accounts may be valued and distributions or transfers made.

(b)	“Adjustment Contributions” shall mean Pretax Deferrals which are converted to After-Tax Contributions in order to comply with nondiscrimination tests of Code section 401(k).

(c)	“Affiliate” shall mean a corporation or other employer which is controlled by or under common control with the Company, within the meaning of sections 414 and 1563 of the Code. The determination of control shall be made without reference to paragraphs (a)(4) and (e)(3)(C) of section 1563, and solely for the purpose of applying the limitations of sections 5.5 through 5.8 of this Plan, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in section 1563(a)(1). In addition, to the extent that the context may so require, “Affiliate” shall mean any member of an affiliated service group (within the meaning of section 414(m) of the Code) to which the Company belongs, and any corporation, trade or business which is 50 percent or more owned, directly or indirectly, by the Company and is designated by the Board as an Affiliate.

(d)	“After-Tax Contributions” shall mean the amount, in whole percentage points, from 1 percent to 15 percent of Compensation a Participant requests the Company to contribute on his behalf on an after-tax basis in accordance with section 4.1.

(e)	“Alternate Payee” shall have the same meaning as assigned to that term in section 414(p)(8) of the Code.

(f)	“Beneficiary” means the person or persons (who may be named contingently or successively) designated by a Participant, an Alternate Payee, or a beneficiary of a deceased Participant or a deceased Alternate Payee to receive his Savings Account in the event of his death. Each Participant, Alternate Payee, and beneficiary of a deceased Participant or Alternate Payee, except married Participants prior to the day they reach age 35, may designate at any time, and any number of times, a beneficiary on a form prescribed by the Committee, and such designation will be effective only when filed in writing with the Committee, and shall revoke all prior designations by the same Participant or Alternate Payee. The Committee shall require that a married Participant who designates a Beneficiary other than his spouse obtain and submit to the Committee the spouse’s notarized written consent to the designation on a form that discloses to the spouse the potential effect of such consent. If a Participant is married and is under age 35, then his Beneficiary shall be his spouse. If no Beneficiary is designated at the time of the Participant’s or Alternate Payee’s death, or at the time of death of the beneficiary of a deceased Participant or Alternate Payee, or if no person so designated shall survive the

Participant, Alternate Payee, or beneficiary of a deceased Participant or Alternate Payee, the Beneficiary shall be his spouse, or if the deceased individual has no surviving spouse, his surviving children equally, or if there are no surviving children, his surviving parents equally, or if only one parent is living, his living parent, or if no parent is living, his surviving siblings equally, or if only one sibling is living, his surviving sibling, or if no sibling is living, his estate.

(g)	“Board of Directors” or “Board” means the Board of Directors of White Springs Agricultural Chemicals, Inc.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)	“Collective Bargaining Unit” shall have the meaning assigned to that term in Treasury Regulation section 1.401(k)-1(g)(11)(iii).

(j)	“Committee” means the Committee appointed by the Board to administer the Plan in accordance with the provisions of Article 11 of this Plan.

(k)	“Company” means White Springs Agricultural Chemicals, Inc.

(l)	“Compensation” shall be defined as follows:
(1)	For Participants compensated at an hourly rate, the amount of Compensation for each pay period shall be the base hourly rate in effect at the beginning of the Plan Year, or as adjusted during the Plan Year as a result of a negotiated agreement between the Participant’s Collective Bargaining Unit and his Employer, (subject to the exclusions listed below) multiplied by the number of regularly scheduled hours worked in a pay period. Notwithstanding the preceding sentence, for Plan Years beginning on and after January 1, 2007, the amount of Compensation for each pay period shall be the base hourly rate in effect at the beginning of the pay period (rather than the beginning of the Plan Year), or as otherwise adjusted as described above, and then multiplied by the number of regularly scheduled hours worked in a pay period.

(2)	For Participants compensated on a Twelve Hour Shift Basis, the amount of Compensation for each pay period shall be the Participant’s annual base salary of record (including Guaranteed Overtime) divided by the number of pay periods applicable to the Participant during the Plan Year. For the purpose of this subsection 2.1(l), the term “Twelve Hour Shift Basis” means any arrangement whereby Participants work twelve hour daily shifts which may result in alternating work weeks of more and less than forty hours per week. Additionally, for the purpose of this subsection 2.1(l), the term “Guaranteed Overtime” means compensation paid to a Participant for overtime work assigned to the Participant at the beginning of the year. Notwithstanding the preceding paragraph, for Plan Years beginning on and after January 1, 2007, the amount of Compensation for each pay period shall be adjusted as necessary to reflect increases in the Participant’s base salary that occur during the Plan Year.
(3)	For Plan Years beginning on or after January 1, 2002, no earnings in a Plan Year of a Participant in excess of $200,000, or such higher amount as shall be permitted by the Secretary of the Treasury, shall be included in Compensation. Compensation will be determined in accordance with the following rules:

(4)	Compensation shall include—
(A)	Pretax Deferrals,

(B)	vacation pay received in periodic payments, but shall not include single sum vacation payments to active or terminating Employees, and

(C)	wages received during paid leaves of absence and periodic severance pay, but shall not include single sum severance payments.
(5)	Compensation shall exclude—
(A)	bonuses, incentives, overtime, shift differential, and overseas differentials,

(B)	reimbursement for expenses or allowances, including automobile allowances and moving allowances,

(C)	any amount contributed by the Employer (in addition to Pretax Deferrals) to any pension plan or plan of deferred compensation,

(D)	any amount contributed by an Employer (in addition to Pretax Deferrals) to this Plan,

(E)	any amount paid by an Employer for other fringe benefits, such as health and hospitalization, and group life insurance benefits, or perquisites, and

(F)	any long-term disability payments and sickness and accident benefit payments.
(m)	“Disability” or “Disabled” means—
(1)	disabled under section 423 of title 42 of the U. S. Code if the Participant receives disability insurance benefits thereunder, or

(2)	disabled as determined by the Committee.
If a Participant is Disabled under paragraph (1), the Participant shall be considered to be Disabled as of the time of commencement of benefits as described above.

(n)	“Effective Date” means November 1, 1995.

(o)	“Eligible Employee”
(1)	In General. On or after the Participating Location Effective Date for an Employee’s Participating Location and satisfaction of any waiting period specified in a collective bargaining agreement applicable to the Employee, the Employee shall become an Eligible Employee as follows:
(A)	Regular Employees. The term “Eligible Employee” means any Employee who is employed on a regular basis by an Employer at a Participating Location whose employment was covered by a collective bargaining agreement between the Company and Local 784, International Chemical Workers Union.

(B)	Other Employees. A person who is employed on a part-time, temporary, or as-needed basis shall become an Eligible Employee if he is credited with one year of Eligibility Service and his employment is covered by a collective bargaining agreement between the Company and Local 784.

An Employee shall be credited with a year of Eligibility Service on the last day of an eligibility computation period in which he or she is credited with at least 1,000 Hours of Service.

If a leased employee becomes an Employee, such leased employee shall be treated as an Employee for the purpose of the preceding paragraph for the period during which he or she performs services as a leased employee for the Company or an Affiliate. For the purpose of this paragraph, the term “leased employee” has the meaning given by Code section 414(n) except that the one-year full-time service requirement of Code section 414(n)(2)(B) shall not apply.

(C)	Transfer to Regular Status. If a person who is employed on a part-time, temporary, or as-needed basis is converted to employment on a regular basis, he or she shall immediately become an Eligible Employee.
(2)	Definitions. For the purpose of this subsection—
(A)	As-Needed Basis. The term “as-needed basis” means as of the time of employment, being employed during periods of limited duration as may be required from time to time.

(B)	Eligibility Computation Period. The term “Eligibility Computation Period” means—

(i)	the one-year period starting on the date the Employee is credited with his or her first Hour of Service with the Company or an Affiliate,

(ii)	the first Plan Year that begins after such date, and

(iii)	subsequent Plan Years.
(C)	Hour of Service. The term “Hour of Service” means an hour of service as defined by Department of Labor regulation 2520.200b-2.

(D)	Part-Time Basis. The term “part-time basis” means, as of the time of employment, being regularly scheduled to work fewer than thirty hours per week.

(E)	Temporary Basis. The term “temporary basis” means, as of the time of employment, being employed for a pre-established duration of less than one year; and the term “regular basis” means, as of the time of employment, any basis other than as-needed, part-time, or temporary.
(3)	Cancellation and Restoration of Eligibility Service.
(A)	In General. An Employee’s Eligibility Service shall be canceled if he or she incurs a one-year Break in Service.

(B)	One-Year Break in Service.
(i)	In General. A one-year Break in Service for this subsection shall occur if an Employee is credited with less than 501 Hours of Service in an Eligibility Computation Period.

(ii)	Maternity or Paternity Leave. Solely for the purpose of determining whether an Employee incurs a one-year Break in Service under this paragraph, the Committee shall credit Hours of Service during an Employee’s unpaid absence due to maternity or paternity leave.

The Committee shall consider an Employee on maternity or paternity leave if the Employee’s absence is due to the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with an adoption, or the care of the Employee’s child immediately following the child’s birth or placement for adoption. The Committee shall credit Hours of Service on the basis of the number of Hours of Service the Employee would receive if he were paid during the absence. If the Committee cannot determine the number of Hours of Service the Employee would receive, the Committee shall credit Hours of Service on the basis of 8 hours per day during the absence. The

Committee shall credit only the number (not exceeding 501) of Hours of Service necessary to prevent a one-year Break in Service.

The Committee shall credit all Hours of Service described in this clause to the first Eligibility Computation Period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a one-year Break in Service in such Eligibility Computation Period, the Committee shall credit these Hours of Service to the immediately following Eligibility Computation Period.
(C)	Reemployment. Reemployment. If an Employee who has incurred a one-year Break in Service is reemployed by an Employer or an Affiliate, he shall be recredited with his prior Eligibility Service effective as of the first Hour of Service following reemployment unless—
(i)	when he terminated employment he did not have any amounts credited to the Pretax Deferral Account or his Employer Performance Contributions Account, and did not have any vested interest in his Matching Account, and

(ii)	the number of his one-year Breaks in Service equals or exceeds the greater of five or the number of his years of Eligibility Service at termination of employment.
If a rehired Employee is not recredited with his prior years of Eligibility Service, he shall be treated as a new Employee.
(p)	“Employee” means any person employed by the Company or by an Affiliate.

(q)	“Employer” means the Company and any Affiliate which is designated by the Board and which adopts this Plan.

(q-1)	“Employer Performance Contributions” means the contributions described in section 5.1(b)

(r)	“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(s)	“Inactive Participant” means an Employee who was a Participant but who is transferred to and is in a position of employment where he is no longer an Eligible Employee.

(t)	“Investment Fund” means such investment funds as the Committee may designate.

(u)	“Loan Account” means the account created under section 7.5 representing the unpaid principal outstanding on a loan to any Employee.

(v)	“Participant” means any Eligible Employee who has met the requirements to become a Participant as set forth in section 3.1 hereof, and shall include, where appropriate to the context, any former Participant described in section 3.2.

(w)	“Participating Location” means a facility operated by an Employer where eligibility to participate in the Plan has been negotiated by the union which is recognized by that Employer for collective bargaining purposes for Employees at that facility.

(x)	“Participating Location Effective Date” means the effective date for participation in the Plan by Employees who are represented by the union which is recognized by their Employer for collective bargaining purposes at a Participating Location. A Participating Location Effective Date shall be specified in the collective bargaining agreement.

(y)	“Plan Year” means the calendar year.

(z)	“Pretax Deferrals” means the amount, in whole percentage points, from 1 percent to 15 percent of Compensation a Participant requests the Company to defer on his behalf on a pretax basis in accordance with section 4.1.

(aa)	“Retire” or “Retirement” means any Separation from Service for reasons other than death after a Participant has attained age 65, or age 55 and at least 5 years of Service.

(bb)	“Savings Account” or “Account” means the Account or Accounts maintained for each Participant which represent his total proportionate interest in the Trust Fund as of any date and which consist of the sum of the following:
(1)	“Matching Account” means an account to which Employer matching contributions made on behalf of the Participant, including matching contributions under this Plan (or any other plan which may be merged into this Plan) prior to the Effective Date, shall be credited, along with earnings as provided in Article 9.

(2)	“Pretax Deferral Account” means an account to which Pretax Deferrals made on behalf of the Participant shall be credited, along with earnings as provided in Article 9.

(3)	“Employee Account” means an account to which After-Tax Contributions made by the Participant, including Adjustment Contributions and After-Tax contributions made under this Plan (or any other plan which may be merged into this Plan) prior to the Effective Date, shall be credited, along with earnings as provided in Article 9.

(4)	“Rollover Account” means an account to which a Participant has transferred amounts from another employee benefit plan pursuant to section 9.9.

(5)	“Employer Performance Contributions Account” means an account to which Employer Performance Contributions made on behalf of the Participant shall be made, along with earnings as provided in Article 9.

The term “Savings Account” or “Account” shall also mean a separate account which is established pursuant to a qualified domestic relations order on behalf of an Alternate Payee. For the purpose of this subsection 2.1(bb), the term “qualified domestic relations order” shall have the same meaning as assigned to that term in section 414(p) of the Code.
(cc)	“Separation from Service”
(1)	In General. The term “Separation from Service” shall mean any termination of the employment relationship between an Employee and the Company and all Affiliates and shall be deemed to occur upon the earlier of—
(A)	the date upon which the Employee quits, is discharged, is laid off, Retires, becomes Disabled or dies; or

(B)	the first anniversary of the first day of a period in which the Employee is (and remains) absent from the Service of the Company and all Affiliates for any reason (such as vacation, sickness, or leave of absence granted by the Company or an Affiliate) not enumerated in paragraph (1), provided that if an Employee is granted a leave of absence but fails to return to employment at the end of the leave period, Separation from Service will be deemed to have occurred upon the date the Employee was originally granted a leave of absence.
An Employee of an Employer who transfers to a nonparticipating Affiliate shall not be treated as having a Separation from Service. An Employee’s date of quit or discharge shall not be deemed to occur until any periodic severance payments or sickness and accident benefit payments cease.
(2)	Leave of Absence.
(A)	Military Service. An Employee who is on leave of absence from work with the Company or an Affiliate in order to serve the Armed Forces of the United States shall not have a Separation from Service unless he fails to report for work at the end of such leave and prior to expiration of the period in which he has reemployment rights under law. The absence of any Employee who fails to return to work within the allotted time shall be subject to the provisions of paragraph (2) above.

(B)	Maternity or Paternity. If an Employee is absent from work due to an authorized maternity or paternity leave, Separation from Service shall not be deemed to occur until the second anniversary of the date the Employee is first absent and does not perform an Hour of Service. If such a Separation from Service occurs, the first year of such leave shall be treated as part of the Employee’s Service under section 3.4, and the second year of such leave shall not be credited as such Service and shall not be treated as a Period of Severance under the Plan.
(dd)	“Service” means the periods of employment credited to an Employee under section 3.4.

(ee)	“Taxable Compensation”
(1)	In General. The term “Taxable Compensation” means the total cash and noncash remuneration paid to a Participant by the Employer for services rendered during the Plan Year, and the amounts described in paragraph (2) but excluding the amounts described in paragraph (3).

(2)	Additional Amounts. Effective January 1, 1998, Taxable Compensation shall include—
(A)	elective deferrals as defined in Code section 402(g)(3), and

(B)	amounts contributed or deferred by the Employer at the election of the Participant and that are not includible in the Participant’s gross income by reason of Code section 125 or 132(f)(4).
(3)	Excluded Amounts. Taxable Compensation shall not include—
(A)	Company contributions to a simplified employee pension,

(B)	deferred compensation (other than an amount included in the Participant’s gross income for the Plan Year which is attributable to an unfunded, nonqualified plan),

(C)	amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk or forfeiture,

(D)	amounts realized from the sale, exchange or other disposition of stock under a tax-benefited stock option, and

(E)	other amounts which receive special tax benefits.
(ff)	“Trust Agreement” means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.

(gg)	“Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

(hh)	“Trustee” means any person selected by the Company to act as Trustee under any Trust Agreement at any time of reference.

2.2 Gender and Number
Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.
2.3 Requirement to Be in Written Form
Various notices provided by the Employer or Committee, and various elections made by a Participant are required to be in written form. Except as otherwise provided under IRS or DOL regulations or other guidance, these notices and elections may be conveyed through an electronic system.

Article 3. Participation and Service
3.1 Date of Participation
Each Eligible Employee shall become a Participant as of the first day of the month coincident with or following the day on which he becomes an Eligible Employee. Notwithstanding the foregoing, an Eligible Employee who was a participant in the Occidental Chemical Corporation Savings and Investment Plan on the Effective Date shall be a Participant in this Plan on such date.
3.2 Duration
An Eligible Employee who becomes a Participant shall remain a Participant for as long as he remains an Eligible Employee or is entitled to receive any contributions or benefits hereunder.
3.3 Transfers
An Employee who transfers to employment as an Eligible Employee shall become a Participant on the first day of the month coincident with or following the day on which such transfer takes place.
An Inactive Participant shall not make Pretax Deferrals, After-Tax Contributions or Adjustment Contributions on the Compensation earned after the date of his transfer during the period he is an Employee, but shall continue to accrue Service under this Plan. Upon his Separation from Service, the vested interest he has in his Savings Account shall be based on his total Service.
If a Participant becomes an Inactive Participant, his Account shall continue to be held under the Plan until he becomes entitled to a distribution under the provisions of section 6.2.
3.4 Service
Service is used to determine an Employee’s eligibility to receive benefits from the Plan.
An Employee shall be credited with Service for the period of time during which the employment relationship exists between the Employee and the Company or an Affiliate, the length of which shall be determined, in completed years and months, during the following periods of time:
(a)	Credit shall be given to an Employee for the period of time beginning on the first day of the month in which he first becomes an Employee and ending on the date of such Employee’s Separation from Service.

(b)	Credit shall be given to an Employee for each period beginning upon the date he Separates from Service and ending upon the first day of the month in which he first becomes an Employee thereafter but only if the Employee is reemployed within 12 months of the date of such Separation from Service, or such longer period as may be specified in the collective bargaining agreement to which the Employee is subject.

(c)	Credit shall be given to an Employee after a Separation from Service for any period beginning on the first day of the month in which the Employee first becomes an Employee after his rehire and ending on the date the Employee has a Separation from Service thereafter as provided in section 2.1(cc).

(d)	Whenever the total number of years of Service of an Employee must be ascertained under this Plan, all noncontinuous periods of Service which are credited to such Employee under paragraphs (a), (b) and (c) above, shall be aggregated. For purposes of aggregating such years of Service, the completed years and months credited to an Employee during any period of Service shall be added to the number of completed years and months credited to him during any other period of noncontinuous Service.

(e)	The period during which the Employee performed services as a leased employee within the meaning of Code section 414(n) shall be deemed to be a period of service as an Employee for the purpose of this section.

Article 4. Pretax Deferrals, After-Tax Contributions and Adjustment Contributions
4.1 Pretax Deferrals and After-Tax Contributions
Each Participant may elect to have the Company contribute to the Plan on his behalf each Plan Year an amount, in whole percentage points, equal to 1 percent to 15 percent of his Compensation as a Pretax Deferral or After-Tax Contribution, or any combination in whole percentage points, in accordance with the rules set forth in sections 4.2, 4.5, and 4.6 and such other rules as the Committee may prescribe.
In addition to contributions described in the preceding paragraph, a Participant who will have attained age 50 before the close of a Plan Year shall be eligible to have “catch-up” Before-Tax Contributions made on his behalf by the Employer, in accordance with and subject to the limitations of Code section 414(v), including a “cash availability” limit of equal to 75 percent of the Participant’s Compensation. Such catch-up contributions shall not be taken into account for purposes of determining the maximum contributions limit under section 4.5(b) or the Annual Additions under section 4.5(a). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(12), 410(b), or 416, as applicable, by reason of such catch-up contributions being made. Employer Matching Contributions shall not be applied to catch-up contributions. Catch-up contributions shall be permitted during Plan Years beginning on and after January 1, 2007, beginning as soon as administratively possible after July 6, 2007.
4.2 Pretax Deferral and After-Tax Contribution Election Procedures
Election forms shall be made available by the Committee to Participants and to Employees expected to become Participants. Election forms must be returned to the Committee prior to the month in which the Pretax Deferral or After-Tax Contribution is to take effect. All elections shall apply to Compensation earned during the month which follows the election, and all elections shall be irrevocable for such month.
If a Participant has a Separation from Service, becomes an Inactive Participant, or goes on unpaid leave of absence, his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions shall cease, unless he is reinstated as a Participant or returns from his leave of absence during the Plan Year, in which case his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions may resume.
4.3 Discontinuance or Change in Rate of Pretax Deferrals and After-Tax Contributions
Pretax Deferral and After-Tax Contribution elections shall apply automatically to each subsequent month unless a new election (which may increase, decrease or cancel Pretax Deferrals or After-Tax Contributions for the coming month) is filed with the Committee in accordance with this section.
A Participant may suspend his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions on the first day of any month by giving prior written notice to his Employer. Such suspension may last indefinitely. A Participant may resume his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions on the first day of any month which is at least three months after the effective date of the prior suspension, by giving prior written notice to the Committee.
Notwithstanding the preceding paragraph, suspensions in contributions made on or after April 1, 2006 will be effective as soon as administratively feasible after the Participant makes an election to suspend. Also effective on or after April 1, 2006, the three-month restriction on resumption of contributions (following a suspension) shall cease to apply.
A Participant may change the rate of his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions to a different percentage that is permitted under section 4.1 as of the first day of any calendar quarter. Such change shall be made by the filing of a new election form with the Committee prior to the beginning of the calendar quarter for which it is to be effective.
Notwithstanding the preceding paragraph, changes in the rate of contributions made on or after April 1, 2006 will be effective as soon as administratively feasible after the Participant makes an election to change.
4.4 Compensation Reduction
Each Participant who makes a Pretax Deferral election described in section 4.1 to have the Employer contribute a percentage of his Compensation to this Plan shall, by the act of making such election, have his Compensation reduced by an equivalent percentage for so long as the election remains in effect.
4.5 Individual Maximum Pretax Deferrals and After-Tax Contributions
(a)	Limit on Total Employee Contributions. The Pretax Deferral and After-Tax Contribution election of a Participant shall be adjusted in whole percentages, if necessary, from time to time as determined by the Committee so that such Pretax Deferrals and After-Tax Contributions for the Plan Year will not exceed (1) less (2) below, where—
(1)	is the lesser of—
(A)	100 percent of Taxable Compensation, or

(B)	$40,000 (or such other dollar maximum as may be permitted by the Internal Revenue Service), and
(2)	is the amount of the Matching contributions expected to be allocated to the Participant under this Plan (based on any such allocations already made and the Participant’s current Pretax Deferral and After-Tax Contribution election) for a full Plan Year, and also the Employer Performance Contributions expected to be allocated for the Plan Year.
Any adjustment in the elected percentage of a Participant, and the resulting adjustment in salary reduction under section 4.4, shall take effect in the month of such adjustment calculation and shall remain in effect as a maximum Pretax Deferral level for the Participant for the rest of the Plan Year, unless further adjusted by the Committee. In the case of a Participant who has elected Pretax Deferrals and After-Tax Contributions in the same Plan Year, any adjustment which must be made under this section for a Participant shall be made first to the Participant’s After-Tax Contributions. If additional adjustments are required under this section after the Participant’s After-Tax Contributions percentage is reduced to zero, such adjustments shall be made to the Participant’s Pretax Deferrals.
(b)	Limit on Elective Deferrals. Notwithstanding anything herein to the contrary, under no circumstances may a Participant’s Pretax Deferral in any calendar year exceed $15,500 for 2007 and such higher amount as the Secretary of the Treasury shall establish from time to time pursuant to Code section 402(g)(5).
4.6 Discrimination Limits on Pretax Deferrals
(a)	In General. Effective January 1, 1997, prior to the beginning of each Plan Year, and at any other time during the Plan Year that the Committee may deem appropriate, the following test shall be made to prevent the Pretax Deferrals under the Plan from becoming discriminatory. In accordance with the provisions of section 401(k)(3) of the Code and Treasury Regulation section 1.401(k)-1(b), the Committee shall gather Pretax Deferral elections and shall determine whether the average deferral percentage for the group of Eligible Employees in each Collective Bargaining Unit who are Highly Compensated Employees exceeds that of all other Employees in the same Collective Bargaining Unit by more than (1) 1.25 times, or (2) 2 times, up to a maximum difference of 2 percent, whichever results in the greater percentage. Since this section applies Code section 401(k)(3) using the current year testing method, it may not be aggregated under Treasury Regulations with a plan that uses the prior year testing method for the same testing year.

(b)	Highly Compensated Employee. For purposes of subsection (a), an Employee will be considered to be a “Highly Compensated Employee” in the current Plan Year if he or she—
(1)	is a 5 percent Owner (as defined in Code section 416(i)(1)) at any time in the current or preceding Plan Year; or

(2)	had Taxable Compensation for the preceding Plan Year of more than $100,000 (as adjusted after 2007 pursuant to Code section 415(d)).
An Employee who has Separated from Service will continue to be a highly compensated Employee if he was a highly compensated Employee at the time he Separated from Service, or if he was a highly compensated Employee at any time after he attained age 55.

(c)	Average Deferral Percentage. The “average deferral percentage” for each group of Employees within each Collective Bargaining Unit for a Plan Year shall be the average of the percentages (after any adjustments required under section 4.5), calculated separately for each Employee in such group, of Taxable Compensation each Employee elected to have contributed to the Plan (and any other “qualified cash or deferred arrangement” as defined in Code section 401(k)(2) sponsored by the Company or an Affiliate in which such Employee is eligible to participate) as a Pretax Deferral for the Plan Year, treating a failure to elect any such percentage as a zero.

Any excess contributions for such Plan Year (and any income allocable thereto) shall be distributed to the Employees by the close of the Plan Year immediately following the Plan Year being tested. All such distributions shall be adjusted pursuant to IRS regulations to reflect investment gains or losses, including adjustments during the “gap period” (after the close of the Plan Year and prior to the distribution), to the extent required by those regulations. Provided, however, that adjustment during the gap period shall only be applicable during the 2006 and 2007 Plan Years.

For purposes of the preceding paragraph, “excess contributions” shall mean the excess of the aggregate amount of deferrals actually made to the Plan on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under subsection (a) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the average deferral percentages beginning with the highest of such percentages.) Excess contribution shall be allocated to the Highly Compensated Employee with the largest amounts of employer contributions taken into account in calculating the nondiscrimination test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated.

Effective on and after January 1, 1997, the nondiscrimination test in any Plan Year shall be performed using the average deferral percentage rates of the nonhighly compensated employees for the preceding Plan Year. If the average deferral percentage elected by the Highly Compensated Employees in each Collective Bargaining Unit exceeds the applicable maximum limit in subsection (a), then the Committee shall reduce the dollar amount of deferrals made on behalf of the Highly Compensated Employees in descending order based on the dollar amount of each highly compensated Employee’s deferrals until the average of the Highly Compensated Employees is equal to or less than the limit. Any reduction in the Highly Compensated Employee’s deferrals shall be distributed to the Employee by the close of the Plan Year immediately following the Plan Year being tested.
4.7 Adjustment Contributions
If the Pretax Deferral percentage of a Participant is reduced by section 4.5(b) (Code section 402(g) limit) or section 4.6 (ADP limit), then the difference between the percentage elected by the Participant and the percentage as reduced shall, absent a contrary instruction from the Participant on his Pretax Deferral election form, be contributed by the Participant as an After-Tax Contribution through regular payroll deductions.
If a Participant is contributing under this section, any election to increase, decrease, or discontinue Pretax Deferrals under section 4.3 shall increase or decrease contributions under this section before changing Pretax Deferrals.

4.8 Deposit of Pretax Deferrals and After-Tax Contributions
The amount to be contributed to the Plan because of Participants’ elections under section 4.1 shall be paid out of the Employer’s funds and shall be deposited in the Trust Fund as soon as administratively practicable, but not later than 15 business days after the end of the calendar month (or such other date permitted by law or regulation), or as of such other times as may be determined by the Committee.
4.9 Crediting of Pretax Deferrals and After-Tax Contributions
The amounts contributed to the Trust Fund under section 4.1 and section 4.7 on behalf of a Participant shall be credited to the Pretax Deferral Account and Employee Account, if applicable, of each such Participant on the date received by the Trustee, or as soon as administratively possible thereafter.
4.10 Distribution of Excess Deferrals
Notwithstanding any other provision of the Plan, excess deferral amounts and income allocable thereto shall be distributed no later than each April 15 to Participants who claim such allocable excess deferral amounts for the preceding calendar year. For purposes of this section 4.10, “excess deferral amount” shall mean the amount of Pretax Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth below.
The Participant’s claim shall be in writing, shall be submitted to the Committee no later than March 1, shall specify the Participant’s excess deferral amount for the preceding calendar year, and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such excess deferral amount, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), or 403(b) of the Code, exceeds the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.
The excess deferral amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the excess deferral, shall in no event be less than the lesser of the Participant’s Account or the Participant’s Pretax Deferrals for the Plan Year.
4.11 Contributions for Reemployed Veterans
Effective December 12, 1994, make-up contributions on behalf of reemployed members of the military services shall be made as required by the Uniformed Services Employment and Reemployment Rights of 1994 and Code section 414(u). Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4).

Article 5. Employer Contributions
5.1 Employer Contributions
(a)	Employer Matching Contributions. Effective January 1, 2001, each Participant for whom a Pretax Deferral, an After-Tax Contribution or an Adjustment Contribution was made during a calendar quarter shall be entitled to an additional allocation equal to no more than 100 percent of the contributions under section 4.1 and section 4.7, up to a maximum of 3 percent of Compensation, allocable to the Participant for the month, as may be agreed upon in the collective bargaining agreement to which the Participant is subject.

Allocations to be made for any Participant for any Plan Year under this section 5.1 shall be limited to the extent necessary to prevent Annual Additions of the Participant from exceeding the limits of section 5.5.

The Employer shall contribute an amount which, when added to forfeitures, is sufficient to provide the required allocations.

Notwithstanding the foregoing provisions of this section 5.1, and in accordance with the terms of the collective bargaining agreement between the Employer and Local 784, International Chemical Workers Union, effective with the first pay period beginning on or after January 1, 2004, and continuing through December 31, 2004, no Employer Matching Contributions shall be made under this section.

(b)	Employer Performance Contributions. Effective for Plan Years beginning on and after January 1, 2007, the Employer shall make an Employer Performance Contribution to the Plan on behalf of all Eligible Employees for each year that certain performance goals are met by the Sponsor and Affiliated Companies adopting the Plan, but such Employer Performance Contribution shall not exceed three percent (3%) of each Employee’s Compensation while an active Participant during the Plan Year. The performance goals and the related performance contribution percentage shall be set by the Board of Directors of the Sponsor or its delegates, and may be changed prior to the beginning of each Plan Year. Any Employer Performance Contribution shall be allocated pro rata among the accounts of Eligible Employees based on their Compensation while an active Participant during the Plan Year, and shall be payable to Eligible Employees who were actively employed by an Employer on December 31 of the applicable Plan Year, or who died, retired, or became disabled for purposes of the Plan during the Plan Year.

To the extent practicable, the Employer Performance Contribution shall be paid to the Trustee by the end of the first quarter following the end of the Plan Year to which the performance contributions relate, but in no event later than the earlier of the time required for the filing of the Employer’s federal income tax return for its fiscal year in which the applicable Plan Year ends or 12 months after the close of the Plan Year. Employer Performance Contributions shall be credited to the Participant’s Employer Performance Contributions Account.

5.2 Deposit of Employer Contributions
To the extent not provided from forfeitures in accordance with section 5.4, Employer Matching Contributions shall be paid out of funds in the manner specified in section 4.8. Such contributions shall be deposited and posted to the Trust Fund as soon as practicable after the last payroll payment date each month. Employer Performance Contributions shall be deposited and posted to the Trust Fund in the manner described in section 5.1(b) above.
5.3 Crediting of Employer Contributions
The allocations required under section 5.1(a) shall be credited to the Matching Account or the Performance Contributions Account of any Participant who is entitled to such an allocation. Employer Matching Contributions shall be credited as of the date on which the matched Pretax Deferrals, After-tax Contributions and Adjustment Contributions are credited. Employer Performance Contributions shall be credited as of the date described in section 5.1(b) above, or as soon as administratively thereafter.
5.4 Forfeitures
If a Participant terminates Service other than by reason of Retirement or death and his interest in the Plan attributable to Employer Matching Contributions is not fully vested in accordance with Article 6 below, the nonvested portion of his interest in the Plan shall be forfeited as of the fifth anniversary of his Separation of Service or, if earlier, as of the date his vested interest in the Plan is paid to him. The value of the amount thus forfeited shall be used as promptly as possible to reduce subsequent Employer Matching Contributions to be made by his Employer; provided, however, that should the Plan be terminated, or contributions thereunder permanently discontinued, any amount not previously so applied shall be allocated among all Participants in proportion to their Compensation for the Plan Year in which such termination or permanent discontinuance occurs.
5.5 Limitation on Annual Additions
Notwithstanding anything to the contrary contained in this Plan, for each Plan Year (which shall be the limitation year) beginning after December 31, 2001, the total Annual Additions under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Employer or any other Affiliate to a Participant’s Account shall not exceed the lesser of—
(a)	$40,000, or such higher amount prescribed the Internal Revenue Service to reflect changes in the cost of living, or

(b)	100 percent of the Participant’s Taxable Compensation for the limitation year.
5.6 “Annual Addition” Defined
For purposes of section 5.5, the term “Annual Addition” shall mean the aggregate of—
(a)	the amount of Employer contributions (including Pretax Deferrals) and forfeitures allocated to a Participant’s account under this Plan and any other defined contribution plan, as defined in Code section 414(i), maintained by the Employer or any other Affiliate for the Plan Year;

(b)	the amount of a Participant’s After-Tax Contributions made during such Plan Year, and

(c)	for the purpose of section 5.5(a) only, the amount of Employer contributions, if any, allocated to an account described in Code section 419A(d)(1) or an account described in Code section 415(l)(2).
5.7 Other Defined Contribution Plans
If the Company or any nonparticipating Affiliate maintains any other qualified defined contribution plan for its Employees, some or all of-whom are Participants of this Plan, then any such Participant’s Annual Additions (after reductions required under the provisions of such other plan or plans) shall first be reduced under such other plan and then shall be reduced under this Plan, if such reduction is required for purposes of reducing allocations on a combined basis, to the limits of section 5.5.
5.8 Deductibility Limitation
The dollar amount of Company contributions under sections 4.1 and 5.1 shall be limited to the amount deductible under Code section 404 for the taxable year for which such contributions are paid.
5.9 Adjustment of Allocations
Allocations to the Accounts of a Participant in excess of the limit of section 5.5 cannot occur because of limitations on allocations set forth in sections 4.5, 5.1 and 5.4. However, if an allocation to the Account of a Participant would exceed the limit of section 5.5 due to a reasonable mistake in estimating a Participant’s Compensation, then any amount which cannot be allocated shall be held in a suspense account and shall be allocated to the account of such Participant in the next following Plan Year, to the maximum extent permitted under section 5.5.

Article 6. Vesting and Benefits
6.1 Vesting
(a)	Pretax Deferral, Employee, Employer Performance Contributions, and Rollover Accounts. A Participant’s interest in the entire Pretax Deferral Account, Employee Account, Employer Performance Contributions Account, and Rollover Account shall be fully and immediately vested.

(b)	Matching Account.
(1)	A Participant’s entire interest in the Matching Account shall be fully vested if—
(A)	while the Participant is actively employed by the Company or an Affiliate, the Participant attains age 65, dies, or becomes Disabled;

(B)	the Plan is terminated,

(C)	contributions to the Plan are completely discontinued, or

(D)	any event occurs which constitutes a partial termination of the Plan that affects the Participant.
(2)	If a Participant is not fully vested under subsection (b), the Participant’s interest in the Matching Account shall vest in increments based on the Participant’s completed years of Service pursuant to the following table:

Years of Service	Percentage Vested

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

(c)	Vested Interest. A vested interest means, except as specifically provided, the portion of the Participant’s Account balance that is not contingent on any subsequent event, subsequent performance, or subsequent forbearance and that will be paid at the time specified by the Plan.
6.2 Payment After Separation from Service or Age 70 1/2
(a)	A Participant who Separates from Service or attains age 70 1/2 may elect to start distribution of the vested portion of his or her Savings Account, valued as provided in Article 9. The Plan shall distribute the benefit to the Participant as soon as practicable after the Committee receives the Participant’s request for distribution.

(b)	If a Participant has Separated from Service, the Plan must commence distribution in accordance with Code section 401(a)(9) no later than April 1 of the calendar year following the attainment of age 70 1/2.

(c)	For purposes of this Article, a Participant who, while 100 percent vested in the Matching Account, Separates from Service for reasons other than the attainment of age 65, death, Disability, eligibility for retirement under the pension plan in which he or she participates, or termination of the Plan, and who becomes Disabled before the earlier to occur of the attainment of age 59 1/2 or receipt of benefits under the Plan, shall be considered Disabled and shall be considered, should the Participant subsequently elect to receive benefits from the Plan before age 59 1/2, to be receiving such benefits on account of the Disability.
6.3 Restoration of Nonvested Interests
If a Participant is rehired after forfeiting a nonvested amount under section 5.4, the forfeited amount shall be restored to the Participant’s Savings Account by making a special allocation funded from current forfeitures. The restored amount shall be credited to a separate restoration account. The Participant’s vested portion in the restoration account, at the time of the restoration and at any relevant time thereafter, shall be the greater of—
(a)	the product of the Participant’s vested percentage in his or her Matching Account, as determined under section 6.1, and the balance in the restoration account, or

(b)	the product of —
(1)	the Participant’s vested percentage in the Matching Account, as determined under section 6.1, and

(2)	the excess of—
(A)	the sum of the balance in this restoration account and the amount of the distribution over

(B)	the amount of the distribution.
6.4 Death Benefits
(a)	If a Participant dies while still employed by the Company or an Affiliate, or after a Separation from Service but prior to distribution of his or her Savings Account, the balance of the Participant’s Savings Account, valued as provided in Article 9, shall be distributed to the Participant’s Beneficiary as soon as practicable after the Participant’s death.

(b)	If the Participant’s spouse is the only beneficiary, then the automatic form of distribution shall be an annuity for the spouse’s life which is the actuarial equivalent of 100 percent of the Participant’s Account balance as of the Participant’s date of death. The Participant’s spouse may elect, prior to receipt of a benefit, on a form filed with the Committee, to receive an immediate lump sum payment of the balance of the deceased Participant’s Savings Account or to receive a 10-year term certain and continuous annuity with monthly payments as provided in Section 6.5(e). Additionally, a Beneficiary who is the Participant’s spouse may elect, prior to receipt of a benefit, on a form filed with the Committee, to defer receipt of payment of the deceased Participant’s Savings Account, but not beyond April 1 of the year after the year which includes the date the Participant would have attained age 70 1/2.

(c)	If subsection (b) does not apply, distribution of the deceased Participant’s Savings Account shall be in the form of an annuity for the life of the Beneficiary with monthly payments as provided in section 6.5(c), in an immediate lump sum payment, or in a 10-year term certain and continuous annuity with monthly payments as provided in section 6.5(e), as the Beneficiary may elect prior to the receipt of a benefit on a form filed with the Committee. In the absence of such an election, the benefit shall be paid to the Beneficiary in an immediate lump sum.

(d)	If an Alternate Payee or the Beneficiary (“payee”) of a deceased Participant or Alternate Payee dies before distribution of a separate Account established on the payee’s behalf, the balance of the deceased payee’s Account, valued as provided in Article 9, shall be distributed to the payee’s Beneficiary as soon as practicable after his or her death. Such distribution shall be made in the form of a lump sum.

(e)	Notwithstanding the foregoing, a Beneficiary may not select a 10-year term certain and continuous annuity if, at the time for selecting such annuity, the Beneficiary has a life expectancy of less than 10 years. In addition, if the Beneficiary is not the Participant’s surviving spouse, distribution of the Participant’s interest shall commence as soon as administratively practicable after the Participant’s death, and in no event later than the end of the calendar year following the calendar year in which the Participant died.

(f)	Elimination of Annuity Option. Notwithstanding any provisions to the contrary in subsections (b), (c), and (e) above, distributions commencing on or after April 1, 2006 and made to a Participant, a spouse of a Participant, or another Beneficiary of the Participant shall not be payable in the form of an annuity or through the purchase of an annuity contract. Lump sum distributions and installment payments shall continue to be available on and after April 1, 2006, to the extent permitted by other Plan provisions.
6.5 Forms of Payment
(a)	The Plan shall distribute to a Participant who Separates from Service for any reason other than death or an event described in Code section 401(k)(10)(A) the vested portion of the Participant’s Savings Account under one of the following distribution options selected by the Participant on a form prescribed by the Committee (subject to Code section 401(a)(9), including the minimum distribution incidental benefit requirements:
(1)	one lump sum payment;

(2)	a partial cash distribution in a specified dollar amount, provided that a Participant may request a partial cash distribution only after eleven months have elapsed since the last such request by the Participant has been processed, and provided further that a Participant may not request a partial cash distribution after January 31 of the year following the year in which he attains age 70 1/2. Effective April 1, 2006, the eleven-month restriction is changed, so that a Participant may request only one partial cash distribution during a Plan Year (and not after January 31 of the year following the year in which he attains age 70 1/2); or

(3)	a straight life annuity providing monthly payments for the life of the Participant. No monthly payments will be made after the Participant’s death; or

(4)	a joint and survivor annuity providing monthly payments for the Participant’s lifetime. Upon the Participant’s death, 50, 75, or 100 percent of the monthly payment, whichever is elected by the Participant, will continue for the lifetime of the Beneficiary if the Beneficiary survives the Participant. If the Beneficiary is not the spouse of the Participant, the periodic annuity payments to the Beneficiary may not exceed the “applicable percentage” of the annuity payments made to the Participant. The “applicable percentage” shall be determined pursuant to regulations issued by the Secretary of the Treasury under Code section 401(a)(9), and in particular pursuant to the appropriate table in section 1.401(a)(9)-6 of such regulations; or

(5)	a 10-year term certain annuity which provides monthly payments for the life of the Participant with a guarantee that a minimum of 120 such payments will be made even if the Participant dies before receiving all of them. The Participant’s Beneficiary will receive the remaining payments and the maximum “period certain” may not exceed the “applicable period” determined pursuant to regulations issued by the Secretary of Treasury under Code section 401(a)(9); or

(6)	deferral of payment of the vested portion of his Savings Account, but not beyond April 1 of the calendar year after the calendar year of the Participant’s attainment of age 70 1/2, provided that a Participant who elects a deferral of payment under this paragraph (f) may not request a partial cash distribution under paragraph (b) after age 70 1/2.
(b)	The Plan may distribute in one lump sum payment the vested portion of a Participant’s Savings Account if the Participant Separates from Service as a result of an event described in Code section 401(k)(10)(A), and the Participant would not otherwise be considered to have Separated from Service.

(c)	If distribution is to be made in the form of an annuity, then the balance of the Participant’s Savings Account shall be used to purchase an immediate nontransferable commercial annuity contract which shall be distributed to the Participant.

The Company does not guarantee the benefits described in subsections (a)(3), (4), and (5) above. In the event of the failure of the issuer of an annuity to comply with its obligations under an annuity contract purchased by the Plan, the Participant’s, Beneficiary’s, or Alternate Payee’s remedy will be limited to a claim against the issuer.

(d)	The failure of a Participant to make a selection as described above upon his or her Separation from Service will be deemed to be an election by the Participant to defer the commencement of benefits.

(e)	Prior to April 1, 2006, a Participant who elects to receive a partial cash distribution pursuant to paragraph (b) may not make a subsequent request for a lump sum payment pursuant to subsection (a)(1) or an annuity pursuant to subsection (a)(3), (4), or (5) for a period of two months beginning with the date of the processing of his partial cash distribution. On and after April 1, 2006, the two-month restriction is eliminated.

(f)	The automatic distribution option to a Participant who is married at the time his benefits commence shall be a 50 percent joint and survivor annuity with his spouse as joint annuitant. The automatic distribution option to a Participant who is not married at the time his benefits commence shall be a straight life annuity.

(g)	An election form shall be provided to the Participant in nontechnical language and shall contain—
(1)	a general description of the distribution options and the relative financial effect of each option,

(2)	notification that such Participant may subsequently request to receive an additional written explanation in nontechnical language, of the terms, conditions and projected financial impact of one or more of the distribution options (in terms of dollars per projected monthly annuity payment), and

(3)	notification that the Participant may defer the start of benefit payments to April 1 of the calendar year following the year in which he attains age 70 l/2.
(h)	Any election by a married Participant to receive his benefits in a form other than a 50 percent, 75 percent or 100 percent joint and survivor annuity with his spouse as joint annuitant must be accompanied by a signed, notarized written consent from the spouse on a form prescribed by the Committee, which consent shall state that potential effect to such spouse of consenting to such an election. Such consent must designate a Beneficiary (or form of benefits) which may not be changed without spousal consent, provided that the consent of the spouse may expressly permit designations by the Participant without any requirement for further consent by the spouse. Any election of a form of distribution under this section must be filed with the Committee during an election period of 90 days ending on the day prior to the date as of which his benefits are scheduled to commence; provided, however, that if the Participant makes a timely request to receive additional information, as described above, the election period shall not end prior to 60 days following the furnishing of such information. A Participant may revoke an election of any benefit form described in this section and choose again to take any form of benefit available to him hereunder at any time and any number of times within the above election period. If the Participant makes an untimely request for additional information, the Committee, at its discretion, may grant such request, but the granting of such request shall not result in the extension of the election period.

(i)	In the case of an Alternate Payee who becomes entitled to receive his Account pursuant to an appropriate domestic relations order, where the order so permits, or where the order is silent as to the form of payment to be made, his Account shall be distributed to him in the form of a lump sum payment pursuant to option (a) above, or in the form of a lump sum payment pursuant to option (f) above, as the Alternate Payee may select on a form to be prescribed by the Committee. In the absence of such a selection by an Alternate Payee, his Account will be distributed to him in the form of a lump sum payment pursuant to option (a) above. Where an order so permits, an Alternate Payee’s Account may be distributed to him in the form of a straight life annuity providing monthly payments for the life of the Alternate Payee.

(j)	In the case of a Participant or Alternate Payee receiving a distribution in the form of one lump sum payment, pursuant to option (a) above, or as a lump sum payment under option (f) above, the value of his vested interest shall be paid in cash when distributed.

(k)	Elimination of Annuity Option. Notwithstanding any provisions to the contrary in subsections (a), (c), (f), (g), (h), or (i) above, distributions commencing on or after April 1, 2006 and made to a Participant, a spouse of a Participant, or another Beneficiary of the Participant shall not be payable in the form of an annuity or through the purchase of an annuity contract. Lump sum distributions and installment payments shall continue to be available on and after April 1, 2006, to the extent permitted by other Plan provisions. Pursuant to this change in distribution options, subsection (g) shall cease to apply for distributions commencing on or after April 1, 2006.
(l) Minimum Distribution Amount.
(1)	In General. A Participant who has attained the Required Beginning Date shall receive a distribution for each calendar year that is not less than the Minimum Distribution Amount described in paragraph (2). The Minimum Distribution Amount for the first distribution year must be paid by April 1 of the calendar year that follows the first distribution year. Effective January 1, 1997, the first distribution year means the later of the calendar year in which the Participant attains age 70 1/2 or, in the case of a Participant who is not a Five-Percent Owner, the calendar year in which the Participant terminates employment. The Minimum Distribution Amount for the calendar year that follows the first distribution year must be paid not later than December 31 of such calendar year.

(2)	Minimum Distribution Amount. The Minimum Distribution Amount for the first distribution year is an amount determined by dividing the value of the Participant’s

Account as of the end of the preceding calendar year (as adjusted pursuant to Treasury regulations prescribed under Code section 401(a)(9)) by the applicable life expectancy of the Participant or the joint and last survivor life expectancy factor of the Participant and his Beneficiary prescribed by Treasury regulations. In subsequent years, the value of the Account as of the end of the preceding calendar year (as adjusted) shall be used and the life expectancy factor shall be the life expectancy factor with respect to the first distribution year reduced by the numbers of years that have elapsed since such year. The final regulations under Code section 401(a)(9) shall be applicable for minimum distributions relating to calendar years beginning on or after January 1, 2002 and the Uniform Lifetime Table described in those final regulations shall be used on or after that date for purposes of determining the Minimum Distribution Amount, except when the Participant’s sole Beneficiary is a spouse who is more than ten years younger than the Participant.
6.6 Time of Payment of Benefits
Distribution of benefits to a Participant who Separates from Service shall begin not later than the 60th day after the close of the Plan Year in which occurs the later of (i) the Participant’s Separation from Service, or (ii) the Participant’s 65th birthday, unless the Participant chooses a later payment under section 6.2. If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment or payments shall be made not later than 60 days after the earliest date on which the amount of such payment is ascertained.
6.7 Withdrawals
Any Participant or Inactive Participant who is actively employed by the Company or an Affiliate may withdraw any amount, up to 100 percent of the sum of (i) such Participant’s Employee Account, (ii) his Matching Account if the Participant is fully vested in such Account, and (iii) his Rollover Account, if any, to the extent permissible, provided that no withdrawal request may be made during the eleven month period beginning with the date the Participant’s or Inactive Participant’s most recent withdrawal request was processed. A Participant or an Inactive Participant shall be prohibited from requesting a withdrawal for a period of two months following the date of processing of a loan distribution.
Notwithstanding the preceding paragraph, the two-month restriction on requesting in-service withdrawals following a loan distribution shall be removed from the Plan, effective April 1, 2006. In addition, the eleven-month restriction on multiple withdrawals shall be changed, effective April 1, 2006, so that a Participant or Inactive Participant may make only one in-service withdrawal during a Plan Year.
Application for a withdrawal shall be made on such forms as the Committee prescribes and may be made at any time. The Committee shall direct the Trustee, in such cases, to pay the Participant or Inactive Participant the amount so requested in a single sum. Any Participant or Inactive Participant who has attained age 59 1/2 may also withdraw any amount in his Pretax Deferral Account or his Employer Performance Contributions Account under this section.
Every participant who receives a withdrawal which is an eligible rollover distribution shall be subject to the provisions of section 6.10.

A withdrawal from account balances shall be paid in cash. Amounts that are withdrawn pursuant to this section 6.7 may not be subsequently repaid to the Plan.
Withdrawals shall first be paid out of the net cumulative contributions, together with earnings thereon, on a pro-rata basis, from the Employee Account. Additional amounts shall be withdrawn, if needed, from the Rollover Account, if any, to the extent permissible, then from the Pretax Deferral Account if permissible, and then from the vested portion of the Matching Account. If a Participant withdraws any amount from the Matching Account, the Participant (other than a Participant who has attained age 59 1/2 at the time the withdrawal is requested, and who withdraws the entire balance in his Savings Account) shall not be permitted to make any Pretax Deferrals, After-Tax Contributions or Adjustment Contributions, or receive Company Matching Contributions for the six calendar months beginning with the first day of the third calendar month after the calendar month in which the withdrawal is processed.
Notwithstanding the preceding paragraph, the nine-month restriction on contributions following an in-service withdrawal shall be removed from the Plan, effective April 1, 2006.
6.8 Debiting of Investment Funds
If a Participant making less than a total withdrawal of his Accounts under section 6.7, or receiving a distribution of excess deferral amounts under section 4.10, has his Accounts invested in more than one Investment Fund, the amount withdrawn from his Accounts shall be withdrawn pro rata from such Investment Fund or combination of Investment Funds, in accordance with rules promulgated by the Committee.
6.9 Small Amounts and Deferral of Benefit Payments.
(a) Deferral of Benefit Payments.
(1)	In General. Except as provided in paragraph (2), a Participant who has terminated employment with the Employer and all Affiliates may defer the start of benefit payments until the Required Beginning Date, as described in subsection (b) below.

(2)	Small Amounts; Mandatory Cashouts.
(A)	Persons Terminating Before March 28, 2005. A Lump Sum Distribution shall be paid to a Participant if—
(i)	the Participant terminates employment from the Employer and all Affiliates before March 28, 2005 or the Participant receives a distribution before March 28, 2005 following a termination of employment, and

(ii)	the amount of such Participant’s entire balance under all Accounts at such termination of employment or at such distribution date is $5,000 or less.

The Lump Sum Distribution shall be payable to the Participant as of the first day of the month following the termination of employment or as of such distribution date. Except as provided by law or regulation, if annuity payments to a Participant have started, a Lump Sum Distribution is payable under this paragraph only if the Participant consents.
(B)	Distributions on and After March 28, 2005. Notwithstanding subparagraph (A)(ii) above, in the case of distributions to a Participant made on or after March 28, 2005, the “$5,000 or less” dollar limit described above shall be replaced by a “$1,000 or less” dollar limit. If the Participant’s Account balance exceeds $1,000, the provisions of section 6.5 of the Plan shall apply.
(3)	Consent to Distribution Before Required Beginning Date. If paragraph (2) does not apply to a Participant, a distribution may be made to the Participant before he or she attains the Required Beginning Date only if the Participant elects the distribution in writing or in another permissible manner prescribed by the Committee.

An election to receive a distribution of benefits before the Required Beginning Date is valid only if the Participant is furnished with an explanation of his or her right to start benefit payments at the Required Beginning Date or an earlier date selected by the Participant. The election and the explanation of the election shall be as described in section 6.5(g)(3).
(b)	Required Beginning Date. Notwithstanding anything in the Plan to the contrary, a Participant must start receiving benefit payments not later than the Required Beginning Date in amounts that satisfy section 6.5(l) (minimum distribution amounts). The Required Beginning Date shall be April 1 of the calendar year following the later of—
(1)	the calendar year in which the Participant attains age 70 1/2, or

(2)	effective January 1, 1997, in the case of a Participant who is not a Five- Percent Owner, the calendar year in which the Participant terminates employment from the Employer and all Affiliates.
6.10 Direct Rollovers; Withholding
(a) Direct Rollovers.
(1)	In General. In the case of a distribution (or a withdrawal) that would be an eligible rollover distribution within the meaning of Code section 402 if made to the Participant or Beneficiary (“distributee”), the distributee may elect (subject to spousal consent requirements if applicable) to the extent required by law and regulation and in the manner prescribed by the Committee, to have such distribution paid directly to an eligible retirement plan (as defined in subsection (c)(2) below).

The amount of such direct rollover shall be limited to the amount of the eligible rollover distribution that would otherwise be includible in the distributee’s gross income in the absence of a direct transfer and without regard to the rollover rules of Code sections 402 and 403. A distributee may make an election pursuant to this section only after the distributee has received the notice prescribed by paragraph (2). A distributee shall be permitted to authorize a direct rollover of a portion of an eligible rollover distribution.
(2)	Notice. The Committee shall furnish to a distributee a notice in writing or other media permitted by IRS regulations and at the time prescribed in paragraph (3) that describes—
(A)	the rules under which the distributee may elect to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan;

(B)	the rules that require withholding of tax on the eligible rollover distribution if it is not paid in a direct rollover;

(C)	the rules under which the distributee will not be subject to tax if the distribution is contributed to an eligible retirement plan within 60 days of the distribution; and

(D)	if applicable, special rules regarding the taxation of the distribution as specified in Code sections 402(d) and (e) (relating to income averaging and other tax rules).
(3)	Notification Period. Except as provided by regulations, the notice required by paragraph (2) shall be furnished to the distributee under rules comparable to those specified in section 6.4(b) (concerning the notice of available forms of payment). The Plan shall make no payment for 30 days following the date the distributee has been furnished with the notice unless the distributee, after receipt of the notice, has affirmatively elected to make or not to make a direct rollover. A Plan may not make a distribution before the date benefits are otherwise payable under the rules of the Committee.
(b)	Withholding. In the case of an eligible rollover distribution that is not directly transferred to an eligible retirement plan pursuant to subsection (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.
(c)	Definitions.
(1)	Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution described in section 401(k)(2)(B)(i)(IV) received after December 31, 1998; the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.
(2)	Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, the term “eligible retirement plan” shall include an annuity contract under Code section 403(b) or a governmental plan under Code section 457(b), in the case of either a Participant or a surviving spouse.

(3)	Distributee. A distribute includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
(d)	Certain Distributions to Non-spouse Beneficiaries. A distribution that is made on or after January 1, 2008 to a non-spouse Beneficiary, following the death of a Participant, shall be treated as an eligible rollover distribution for purposes of authorizing a direct rollover as described in subsection (a)(1) above. However, the notice requirements described in subsection (a)(2) above shall not apply, and a non-spouse Beneficiary who receives a cash distribution shall not be permitted to roll over such amount.

Article 7. Participant Loans
7.1 Eligibility
An Employee—

(a)	who is an Eligible Employee or an Inactive Participant, and

(b)	who has a vested account value of at least $2,000
may borrow from the Plan in accordance with the terms and conditions of this Article 7.
An Employee may have only one loan outstanding at any time, and is prohibited from applying for another loan until the beginning of the calendar quarter following the calendar quarter of the last repayment of a prior loan. An Employee shall be prohibited from applying for a loan in any month in which an in-service withdrawal is being processed, and in any month which is within five months following the end of any month in which the Employee prepaid a previous loan.
Notwithstanding the above, the timing restrictions relating to additional loan applications (as described in the preceding two sentences) shall not be applicable in the case of loans that are paid out to a Participant on or after April 1, 2006. Employees may apply for a loan at any time following repayment of a prior loan or the receipt of an in-service withdrawal, and such new loan shall be available to the Employee as soon as administratively feasible following such application.
No loan may be made to a married Employee unless the Employee’s spouse makes a notarized written consent thereto. Such consent must be provided within the ninety-day period ending on the date on which the loan is made. Notwithstanding the preceding paragraph, spousal consent shall not be required in the case of loans taken out on or after April 1, 2006.
7.2 Loan Amount
An eligible Employee shall be able to borrow an amount of at least $1,000, in increments of $100, as long as the amount of the loan does not exceed the lesser of
(a)	fifty percent (50%) of the Employee’s vested Savings Account value, or
(b)	fifty thousand dollars ($50,000), reduced by the highest outstanding balance of loans to the Employee during the one-year period ending on the day before the date on which such loan was made.
If the Employee is also covered under another qualified plan maintained by the Company or an Affiliate, the limitation of clause (b), above, shall be applied as though all such qualified plans with loan provisions are one plan.
The amount of the loan shall be limited so that repayments of principal and interest will not exceed fifteen percent (15%) of base compensation.

7.3 Loan Terms
The period of repayment and repayment provisions for any loan shall be arrived at by mutual agreement between the Committee and the Employee; provided, however, that the period of repayment must be in full-year increments and shall not extend beyond the earlier of five years or the Employee’s Separation from Service.
Each “general purpose loan” hereunder shall bear interest at a rate equal to two percentage points above the five-year United States Treasury Note rate on the last day of the calendar quarter immediately preceding the date the Participant’s completed loan application is filed with the Committee. Each “home loan” hereunder shall bear interest at a rate that is equal to the standard lending rate for 20-year fixed rate home mortgage loans, on the last day of the calendar quarter immediately preceding the date the Participant’s completed loan application is filed with the Committee, of one of the major commercial banks with which the Employer has a substantial business relationship. The commercial bank on whose rates the home loan rate of interest is based under this Section shall be designated by the Committee from time to time, under uniform and nondiscriminatory rules, and shall be so designated only if use of the applicable rate of such bank would result in a reasonable rate of interest for Plan home loans. Notwithstanding the foregoing, the “general purpose loan” and “home loan” interest rates applicable hereunder as of the first day of any calendar quarter shall be reset for the next calendar quarter only if this will result, in either case, in an increase or decrease of at least .50 percent (based on the foregoing rules and the applicable rates for such next calendar quarter) and shall otherwise continue to apply for such next calendar quarter (so that a new interest rate will become effective in either case only if it differs by at least .50 percent from the rate previously in effect).
All loans shall include repayment provisions requiring equal periodic payments by payroll deduction, and in any event no less frequently than quarterly over the term of the loan. In general, delinquent loans shall be defaulted on the last day of the calendar quarter following the calendar quarter in which the Participant has mad his last repayment to the Plan.
7.4 Source of Loan Funds and Valuation
The funds needed to provide the principal amount of the loan shall come from liquidation of Investment Funds. The amounts held in the Employee’s Pretax Deferral Account, Matching Account (to the extent vested), Rollover Account, Employer Performance Contribution Account, and then Employee Account shall be liquidated pro rata from such Investment Funds, in accordance with rules promulgated by the Committee.
Account balances liquidated from all funds will be valued at the closing value for the date on which the loan is processed.
7.5 Loan Account
The Committee shall establish a loan account for the Employee, and shall credit the account with an amount equal to the principal amount of the loan granted. Each repayment of the principal on the loan received by the Trustee from the Employee shall reduce the balance credited to the loan account.

7.6 Repayments
Repayments of the loan principal and interest shall be made through regular payroll deductions. The Employee will be required to complete a payroll deduction authorization form for the amount of the repayments, which shall be irrevocable throughout the term of the loan. Employees who are paid monthly, bi-weekly/semi-monthly, and weekly will have twelve, twenty-four and forty-eight periodic payroll deductions, respectively, for each year of the term of the loan.
Periodic loan repayments shall first be credited to the Employee’s Employee Account, until all amounts which were liquidated for the loan principal amount from that Account, if any, have been repaid. Repayments shall then be credited to the Rollover Account loan balance, if any, then the Matching Account loan balance, if any, then the Pretax Deferral Account loan balance, if any, and then the Employer Performance Contributions Account, if any, in the same proportions within each such Account as the Employee’s current contributions are being invested in the Investment Funds, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If an Employee is not currently contributing to the Plan, all repayments will then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the latest investment election on file for the Employee, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If no investment election is on file, all repayments to the Employee Account loan balance, if any, Rollover Account loan balance, if any, and Pretax Deferral Account loan balance, if any, will be made to the Fund designated by Committee rules, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. Any accrued interest on the loan balances in the various Accounts will be credited to the Account to which the related principal repayment is credited.
The Employee may make a prepayment of the entire outstanding principal loan balance at any time which is at least three months after the end of the month in which the loan application is processed, provided that this limitation shall be inapplicable to an Employee who has Separated from Service. The Employee may not make partial prepayments.
Notwithstanding the preceding paragraph, the three-month restriction on loan payments shall be removed from the Plan, effective as of April 1, 2006.
7.7 Leave of Absence
An Employee who is on an approved, unpaid leave of absence shall have his repayment payroll deduction suspended for the duration of the leave. The Employee shall be required to continue making loan repayments during such leave. When the Employee returns to active pay status, the payroll deductions will be reactivated.
When an Employee incurs a Separation from Service pursuant to section 2.1(cc), any outstanding loan balance is treated pursuant to the terms of section 7.8.

7.8 Separation from Service
When an Employee incurs a Separation from Service, the outstanding loan balance shall be due and payable as of the last day of the month in which the Separation from Service occurs. If the loan has not exceeded the maximum loan term, the Employee or the Employee’s Beneficiary will have a period of two months from the last day of the month in which the Separation from Service occurred, in which to repay the outstanding loan balance in full. If the Employee or the Employee’s Beneficiary does not pay the outstanding loan balance in full within the two-month period, or the maximum loan term has been exceeded, any outstanding loan balance shall be treated as a distribution. Notwithstanding the above, the two-month grace period shall cease to apply on April 1, 2006, and the general loan default rules described in section 7.3 shall apply on and after that date.
7.9 Delinquent Payments
Subject to the provisions of section 7.8, a loan shall be considered delinquent if the Employee fails for any reason to make a regularly scheduled repayment, whether by payroll deduction or otherwise, within 15 days after the date such payment is due.
At the time that an Employee’s outstanding loan balance is considered delinquent, if the Employee is at least age 59 1/2 years old, the outstanding loan balance shall be treated as a distribution from the Savings Account which may be taxable to the Employee. If the Employee is under age 59 1/2 years old, at the time the loan becomes delinquent, the outstanding loan balance shall be treated as a withdrawal from the Savings Account, which shall be taxable—
(a)	to the extent the outstanding loan balance is attributable to the Employee’s Employee Account, and/or

(b)	to the extent the outstanding loan balance is attributable to the Employee’s Matching Account or Rollover Account, if permissible, up to the amount which is available for withdrawal.
Any excess outstanding loan balance, which is not satisfied by (a) and (b) above, shall automatically be subject to offset from any subsequent withdrawals from the Savings Account.
Any Employee whose outstanding loan balance is treated as a withdrawal, due to delinquent payments, shall be prohibited from making Pretax Deferrals, After-Tax Contributions or Adjustment Contributions for a period of six calendar months, pursuant to the terms of section 6.7. Notwithstanding the preceding sentence, the six-month restriction on contributions shall be removed from the Plan, effective April 1, 2006, and the default rules described in the last paragraph of section 7.3 shall apply.
7.10 Default
A loan shall be declared in default when an Employee is declared bankrupt, and unable to make subsequent repayments. At the time of the default—
(a)	if the Employee is age 59 1/2 or older, the outstanding loan balance shall be treated as a distribution, or

(b)	if the Employee is under age 59 1/2, the outstanding loan balance shall be treated as an in-service withdrawal.
Any Employee whose loan is in default, pursuant to this section 7.10, shall be prohibited from making Pretax Deferrals, After-Tax Contributions or Adjustment Contributions for a period of six calendar months, pursuant to the terms of section 6.7. Notwithstanding the preceding sentence, the six-month restriction on contributions shall be removed from the Plan, effective April 1, 2006.
7.11 Discontinuance
The foregoing sections of this Article 7 notwithstanding, the Committee reserves the right to stop granting loans to Employees at any time.
7.12 Loan Restrictions
The Committee may impose reasonable restrictions on the ability of a Participant to take out a loan from the Plan, or on the terms of such a loan, to the extent required to comply with applicable law (e.g., securities law or Sarbanes Oxley).

Article 8. Investment Elections
8.1 Investment of Contributions
All Pretax Deferrals, After-Tax Contributions, Adjustment Contributions, rollovers, and loan repayments (both principal and interest) made by and on behalf of a Participant each Plan Year shall be invested as the Participant shall designate in the Investment Funds in increments of 1 percent of the aggregate amount of such contributions. Each Participant may make the designation described above by filing an election form with the Committee upon becoming a Participant, and may change such election at any time thereafter by filing another election form with the Committee or by following such other exchange procedures as may be established by the Committee from time to time. Any such election filed upon initial enrollment or upon a resumption or change in the amount of Pretax Deferrals, After-Tax Contributions and Adjustment Contributions shall take effect as of the first of the calendar quarter following receipt thereof by the Committee. Elections hereunder may be made as of the first business day of a calendar quarter or other date prescribed by the Committee.
Prior to September 1, 2007, no contributions other than Employer Matching Contributions may be invested in the Company Stock Fund. On or after September 1, 2007, all contributions under the Plan may be invested in the Company Stock Fund; provided, however, that the Committee may, at any time after September 1, 2007, limit the type and amount of contributions that may be invested in the Company Stock Fund. Notwithstanding the above, on or after January 1, 2007 and prior to September 1, 2007, certain Participants were inadvertently permitted to invest contributions other than Employer Matching Contributions in the Company Stock Fund. These occasional investments did not discriminate in favor of highly compensated Employees, as defined under Code Section 414(q).
8.2 Transfers of Existing Balances
Each Participant (or Inactive Participant) and each Alternate Payee may elect to transfer, in accordance with procedures established by the Committee, any amounts allocated to his accounts as indicated below:
(a)	Subject to Committee rules, each Participant (or Inactive Participant) and each Alternate Payee may elect to transfer amounts allocated to his Savings Account among the Investment Funds.

(b)	Any transfer made pursuant to this section 8.2 does not affect the investment of future employee contributions, which will be invested according to the last election filed pursuant to section 8.1.
8.3 Transfer of Assets
A Participant may elect to transfer all or any portion of his Accounts in any Investment Fund or Funds to any other Investment Fund or Funds by notification to the Trustee in the manner approved by the Committee, with such transfer to be effective as of the earliest practicable Valuation Date following receipt of such notice by the Trustee; provided, however, that such transfers shall be subject to such restrictions thereon as may be imposed by the Committee under uniform rules with respect to each Investment Fund, based on such rules and restrictions as may apply with respect to any Mutual Fund pursuant to rights reserved in the prospectus for such Mutual Fund. The amount of any transfer must equal at least $250 or, if less, the total value of the member’s Accounts in the Investment Fund or Funds from which the transfer is being made.

Article 9. Participant Accounts and Records of the Plan
9.1 Accounts and Records
The Participant’s Pretax Deferral Account, Matching Account, Employer Contributions Account, Employee Account, and Rollover Account shall be assigned a subaccount for each Investment Fund in which the Account is invested. Each such subaccount shall be maintained and valued separately from all other subaccounts. The Committee shall maintain records relative to a Participant’s Accounts so that there may be determined as of any Accounting Date the current value of his Accounts in the Trust Fund.
Each Participant shall be advised from time to time, at least once each Plan Year, as to the value of his Savings Account and the portions thereof attributable to his Employee Account, Matching Account, Employer Performance Contributions Account, Pretax Deferral Account, and Rollover Account.
9.2 Account Value
As of any given date for which determination of the value of a Participant’s Account is required, such value shall equal the sum of the value of his Pretax Deferral Account, Employee Account, Matching Account, Employer Performance Contributions Account, and Rollover Account as of the preceding Accounting Date plus any additional contributions withheld or paid and less the amount of any withdrawals from such Account after the Accounting Date and prior to the date of determination.
Each Participant shall be advised from time to time, at least once each Plan Year, as to the value of his Account and the portions thereof attributable to his various Investment Funds.
9.3 Investment Funds
The Trust Fund shall consist of the Investment Funds, and each Participant who has any interest in an Investment Fund shall have an undivided proportionate interest. The Committee shall have the right to establish additional Investment Funds from time to time to implement and carry out investment objectives and policies established by the Committee. Effective January 1, 2002, the Plan is authorized to maintain an Investment Fund (ESOP Fund) comprised of stock of the Potash Corporation of Saskatchewan. Only Employer Matching Contributions may be invested in such Fund.
9.4 Valuation Adjustments
As of each Accounting Date, the Committee shall adjust each Participant’s Accounts to reflect Trust Fund expenses, net income, gain or loss since the last Accounting Date (for purposes of this section 9.4, the “Adjustments”). The Committee shall adopt reasonable procedures for the determination of such Adjustments. All determinations made by the Trustee with respect to fair market values and determinations of the Committee concerning allocations shall be made in accordance with generally accepted principles of trust accounting, and such determinations when so made by the Trustee and the Committee shall be conclusive and binding upon all persons having an interest under the Plan.

9.5 Accounting
The subaccounts of each Participant in each Fund shall be maintained in dollar or share amounts, as determined by the Committee from time to time. Allocations to accounts and subaccounts of a Participant shall be made in dollars in accordance with the Participant’s investment elections.
9.6 Loan Accounts
The value of a Participant’s Loan Account shall at all times equal the amount of principal outstanding on his loan.
9.7 Rollovers
If permitted by the Code and subject to the Committee’s approval, amounts which a Participant has received or is entitled to receive from any other permissible employee benefit plan (as defined in Code section 402, 403 or 408) may, in accordance with uniform and nondiscriminatory procedures adopted by the Committee, be transferred by the Participant to this Plan or at the direction of the Participant, by the trustee of the other employee benefit plan directly to this Plan. The transferred amount shall be credited to such Participant’s Rollover Account. Notwithstanding the above, no after-tax contributions shall be accepted as rollover contributions.
The Committee shall establish such procedures, and may require such additional information from the Participant as it deems necessary or appropriate to determine that a proposed transfer hereunder will satisfy Code and Plan requirements. Rollover amounts shall be transmitted to the Trustee to be invested in such Investment Funds as the Eligible Employee may select, in accordance with such rules as are provided in Article 8, or in accordance with other procedures approved by the Committee.
9.8 Imposition of Reasonable Restrictions
The Committee may impose reasonable restrictions on the investment elections of Participants (or Beneficiaries or alternate payees), such as restrictions on the frequency with which that person is able to transfer funds from one Investment Fund to another, if the Committee determines that the restrictions are necessary to comply with applicable law (e.g., securities laws), necessary to comply with rules imposed by an Investment Fund (e.g., restrictions by an Investment Fund intended to prevent market timing), necessary to prevent an Investment Fund from refusing to accept funds from this Plan, appropriate to prevent decreases in the value of the Investment Fund for other Participants (or Beneficiaries or alternate payees), or for other similar reasons.

Article 10. Financing
10.1 Financing
The Company shall maintain a Trust to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust Agreement. Any Trust Agreement is designated as and shall constitute a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Board of Directors and shall have such powers as provided in the Trust Agreement. The Company may modify any Trust Agreement or insurance contract from time to time to accomplish the purpose of the Plan and may replace any insurance company or appoint a successor Trustee or Trustees. By entering into such Trust Agreements or insurance contracts, the Company shall vest in the Trustee, or in one or more investment managers (as defined under ERISA) appointed under the terms of the Trust Agreement from time to time by action of the Committee, responsibility for the management and control of the Trust Fund. In the event the Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. The Committee from time to time shall establish a funding policy which is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy.
10.2 Employer Contributions
The Employer shall make such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan.
10.3 Non-Reversion
Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Employer or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that—
(a)	If a contribution or portion thereof is made by the Employer by a mistake of fact, upon written request to the Committee, such contribution or such portion (adjusted for losses but not earnings) shall be returned to the Employer within one year after the date of payment.
(b)	If a deduction for any contributions made by the Employer is disallowed by the Internal Revenue Service in any Plan Year, then that portion (adjusted for losses but not earnings) of the Employer contribution that is not deductible shall be returned to the Employer within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.
(c)	If the Internal Revenue Service, upon an initial application, determines that the Plan does not satisfy Code section 401(a), the Trust Fund shall revert to the Employer within one year after such adverse determination, provided that the initial application is filed by the time prescribed by law for filing the Employer’s tax return for the taxable year in which the Plan is adopted, or such later date as prescribed by the Internal Revenue Service.
10.4 Direct Transfer of Assets from Plans of Acquired Entities
The Trust Agreement shall permit the direct receipt of assets which are transferred directly to the Trust Fund from the trustees of qualified retirement plans sponsored, at the time of the applicable transaction, by entities which are the subject of purchase transactions made by the Company or an Affiliate.

Article 11. Administration
11.1 The Committee
The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall be the named fiduciary within the meaning of ERISA section 402(a). The Committee shall be composed of one or more members as the Board may appoint from time to time and shall hold office at the discretion of the Board. Such members may, but need not, be Employees of the Company.
Any member of the Committee may resign by delivering his written resignation to the Board and to the Committee Secretary. Such resignation shall be effective no earlier than the date of the written notice.
Vacancies in the Committee arising by resignation, death, removal, or otherwise, shall be filled by the Board. The Committee shall be a fiduciary under the Plan in accordance with ERISA.
11.2 Chairman, Secretary, and Employment of Specialists
The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan.
11.3 Compensation and Expenses
The members of the Committee who are Employees shall serve without compensation for services as a member of the Committee. Any member of the Committee may receive reimbursement by the Company of expenses properly and actually incurred. All reasonable administrative expenses of the Plan may be paid from the assets of the Plan, and if not paid from the assets of the Plan shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee, including, but not limited to, fees of the Plan’s accountants, outside counsel and other specialists and other costs of administering the Plan.
11.4 Manner of Action
A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon obtaining the written consent of a majority of the members at the time in office, action of the Committee may be taken otherwise than at a meeting.
11.5 Subcommittees
The Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference herein made to the Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any such subcommittee shall consist of such officers or other Employees of the Company and such other persons as the Committee may appoint.

11.6 Other Agents
The Committee may also appoint one or more persons or agents to aid it in carrying out its duties as fiduciary, and delegate such of its powers and duties as it deems desirable to such person or agents.
11.7 Records
All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.
11.8 Rules
Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to adopt by-laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.
11.9 Committee’s Powers and Duties
The Committee shall have responsibility for the general administration of the Plan and for carrying out its provisions. The Committee shall have those powers and duties, and full discretion in exercising such powers and duties, as may be necessary or helpful to discharge its functions hereunder, including, but not limited to, the following:
(a)	To construe and interpret the Plan, to decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

(b)	To make a determination as to the right of any person to an allocation, and the amount thereof;

(c)	To obtain from the Employees such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;

(d)	To prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

(e)	To establish and maintain such accounts in the name of each Participant as are necessary;

(f)	To instruct the Trustee with respect to the payment of benefits hereunder;

(g)	To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

(h)	To prepare and file any reports required by ERISA;

(i)	To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

(j)	To allocate contributions and Trust Fund gains or losses to the Accounts of Participants; and

(k)	To correct any errors and remedy any defects in the administration of this Plan.
11.10 Investment Responsibilities
The Committee shall have the authority and responsibility to direct the Trustee with respect to the investment and management of the Trust Fund. Except as otherwise provided in ERISA, the Committee may delegate such authority and responsibility to direct the Trustee to any person who acknowledges in writing that it is a fiduciary with respect to the Plan and who provides the Committee with a written affirmation that it is qualified to act as an investment manager within the meaning of ERISA. If the Committee delegates to an investment manager the authority and responsibility to so direct the Trustee, such investment manager, and not the Committee or the Trustee, shall have sole responsibility for the investment and management of so much of the Trust Fund as has been entrusted to his management and control, and, except to the extent otherwise required by ERISA, such delegation shall relieve the Committee and the members thereof of all duties and responsibilities with respect to the authority and responsibility so delegated.
The Committee may relinquish to the Trustee the Committee’s power to direct the Trustee with respect to the investment and management of the Trust Fund. In the event the Committee so relinquishes said power to the Trustee and the Trustee accepts such responsibility in writing, the Trustee shall have sole and exclusive power and responsibility with respect to the investment and management of the Trust Fund. The Committee may regain the power so relinquished by appropriate Committee action and notice to the Trustee.
11.11 Committee’s Decisions Conclusive
The Committee shall exercise its powers hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants, or their Beneficiaries shall be referred to the Committee and its decision shall be final, conclusive, and binding. Furthermore, if any question arises as to the meaning, interpretation, or application of any provision hereof, the decision of the Committee with respect thereto shall be final.
The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for, and the amount of, any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

11.12 Indemnity for Liability
(a)	The Employers shall indemnify and hold harmless each of the following persons (“Indemnified Persons") under the terms and conditions of section 11.12(b):
(1)	The Committee.

(2)	Each member of the Committee.

(3)	Each Employee or member of the Board of Directors of an Employer who has responsibility (whether by delegation from another person, an allocation of responsibilities under the terms of this Plan document, or otherwise) for a fiduciary duty, a nonfiduciary settler function (such as deciding whether to approve a plan amendment), or a nonfiduciary administrative task relating to the Plan.
(b)	The Employers shall indemnify and hold harmless each Indemnified Person against any and all claims, losses, damages, and expenses, including reasonable attorneys’ fees and court costs, incurred by that person on account of his or her good faith actions or failures to act with respect to his or her responsibilities relating to the Plan. The Employers’ indemnification shall include payment of any amounts due under a settlement of any lawsuit or investigation, but only if the Company agrees to the settlement.
(1)	An Indemnified Person shall be indemnified under this section 11.12 only if he or she gives written notice to the Employers through either their corporate secretary(ies), General Counsel(s) or President(s), of any claim asserted against or any investigation of the Indemnified Person that relates to the Indemnified Person’s responsibilities with respect to the Plan. The notice must be provided promptly after the Indemnified Person becomes aware of the claim or investigation. No indemnification shall be provided under this section 11.12 to the extent that any Employer is materially prejudiced by the unreasonable delay of the Indemnified Person in notifying the Employers of the claim or investigation.

(2)	An Indemnified Person shall be indemnified under this section 11.12 with respect to attorneys fees, court costs or other litigation expenses or any settlement of such litigation only if the Indemnified Person agrees to permit the Sponsor or another Employer to select counsel and to conduct the defense of the lawsuit and agrees not to take any action in the lawsuit that the Sponsor or other Employer believes would be prejudicial to the interests of the Sponsor or other Employer. Subject to the consent of the Indemnified Person, the Employers may enter into a settlement or other agreement to compromise a claim, demand, action or proceeding which has given rise to a notice of claim for indemnity hereunder.

If the Indemnified Person refuses to give consent to the terms of a proposed settlement or compromise which is otherwise acceptable to the Employers, any amount awarded against the Indemnified Person in excess of the amount for which settlement or compromise could have been made by the Employers shall not be recoverable under this agreement, it being further agreed by the parties that in such event the Employers shall only be responsible for costs, charges and expenses up to the time at which settlement could have been made.

(3)	No Indemnified Person, including an Indemnified Person who has Terminated Employment, shall be indemnified under this section 11.12 unless he or she makes himself or herself reasonably available to assist the Employers with respect to the matters in issue and agrees to provide whatever documents, testimony, information, materials, or other forms of assistance that the Employers shall reasonably request.

(4)	No Indemnified Person shall be indemnified under this section 11.12 with respect to any action or failure to act that is judicially determined to constitute or be attributable to the gross negligence or willful misconduct of the Indemnified Person.

(5)	Payments of any indemnity under this section 11.12 shall be made only from the assets of the Employers and shall not be made directly or indirectly from assets of the Plan. The provisions of this section 11.12 shall not preclude such further indemnities as may be available under insurance purchased by the Employers or as may be provided by an Employer under any by-law, agreement or otherwise, provided that no expense shall be indemnified under this section 11.12 that is otherwise indemnified by an Employer or by an insurance contract purchased by an Employer. To the extent permitted by law, the Employers shall be subrogated to all rights which the Indemnified Person may have under all policies of insurance or other contracts pursuant to which the Indemnified Person may be entitled to reimbursement of, or indemnification in respect of, all or any part of the costs, charges and expense which are borne by the Employers pursuant to this agreement.

(6)	Advance Payment of Defense Costs. Except for the indemnities provided for in section 11.12(b)(7), the Employers will advance and pay all reasonable costs, charges and expenses as they are incurred, provided however:
(A)	that no such advancement shall be made unless and until the Indemnified Person has provided to the Employers a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Employers;

(B)	that no such advancement shall be made unless and until the Indemnified Personal has provided to the Employers a written undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced forthwith if it shall be determined that the Indemnified Person has not met the standard of conduct necessary for indemnification by the Employers;

(C)	that if the Indemnified Person subsequently receives indemnification or reimbursement for all or part of any costs, charges or expenses from a source or sources other than the Employers, the amounts so advanced and paid by the Employers shall be repaid by the Indemnified Person to the Employers forthwith upon request, to the extent that the Indemnified Person receives indemnification or reimbursement from such other source or sources.
(7)	In addition to the other indemnities provided for herein, the Employers shall defend, indemnify and hold Indemnified Person harmless from any loss, liability, damage, or expense, including reasonable attorney’s fees, arising in connection with or resulting from any breach or non-fulfillment or any agreement on the part of the Employers under this section 11.12.
11.13 Fiduciaries
The fiduciaries named in this Article shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions specified in Articles 4 and 5, and the Company shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The officers and Employees of the Company shall have the responsibility of implementing the Plan and carrying out its provisions as the Committee shall direct. The Committee, the Trustee, and any investment manager shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, to the extent provided in the Trust Agreement. A fiduciary may rely upon any direction, information, or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities, and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust.
11.14 Notice of Address
Each person entitled to benefits from the Plan must file with the Committee or its agent, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Committee nor the Company or any Trustee shall be obliged to search for or ascertain his whereabouts.
11.15 Data
All persons entitled to benefits from the Plan must furnish to the Company such documents, evidence, or information, including information concerning marital status, as the Company considers necessary or desirable for the purpose of administering the Plan; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Company may require before any benefits become payable from the Plan. The Committee shall be entitled to distribute benefits to a nonspouse beneficiary in reliance upon the signed statement of the Participant that he is unmarried without any further liability to a spouse if such statement is false.

11.16 Benefit Claims Procedures
All applications for benefits under the Plan shall be submitted to the Committee pursuant to its procedures. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within 60 days following its receipt by the Committee. If any application for a benefit is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan’s review procedure.
Any person, or his duly authorized representative, whose application for benefits is denied in whole or in part, may appeal from such denial to the Committee for a review of the decision by submitting to the Committee within 90 days after receiving notice of the denial a written statement:
(a)	requesting a review of his application for benefits by the Committee;

(b)	setting forth all of the ground upon which his request for review is based and any facts in support thereof; and

(c)	setting forth any issues or comments which the applicant deems relevant to his application.
The Committee shall act upon each such application within 60 days after the later of receipt of the applicant’s request for review by the Committee or receipt of any additional materials reasonably requested by the Committee from such applicant.
The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the applicant to submit within 30 days of written notice by the Committee therefor, such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant’s eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.
If the Committee denies an application in whole or in part, the Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee decision was based.

Notwithstanding the above provisions, effective January 1, 2002, the timing requirements described above shall differ in the case of disability-related claims. A written denial of a disability-related claim shall normally be provided within 45 days after receipt of the claim, except that either one or two additional 30-day extensions are permitted for special circumstances, if the claimant has been notified of the extension(s) on a timely basis. Following receipt of a written denial of a disability-related claim, a claimant shall have 180 days in which to file an appeal of the decision with the Committee. Following such an appeal, the Committee shall normally reach a decision within 45 days, except that an additional 45-day extension is permitted for special circumstances, if the claimant has been notified of the extension on a timely basis.
11.17 Member’s Own Participation
No member of the Committee may act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the Plan.

Article 12. Amendment and Termination
12.1 Amendment and Termination
The Company expects the Plan to be permanent and to continue indefinitely; however, this Plan is purely voluntary on the part of the Company (subject to applicable collective bargaining agreements), and the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors, provided that no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries under the Plan.
Any amendment of the Plan may be made by written action of the Chairman of the Committee, without submitting such amendment for the approval of the Board provided that:
(a)	such amendment does not deprive the Company of its ability to deduct contributions to the Plan pursuant to the provisions of the Code;

(b)	such amendment does not offend the prohibitions contained in the first paragraph of this Section;

(c)	such amendment does not have the effect of terminating the Plan;

(d)	such amendment does not increase the cost of providing benefits under the Plan by an amount estimated to be in excess of $200,000 for each of the five full Plan Years during which such amendment would be first in effect, unless such amendment is for the purpose of bringing the Plan into conformity with legislation, governmental regulations, rules or interpretive bulletins expressing a public policy or condition with which the Plan must comply;

(e)	such amendment does not amend this Article 12, and (except for the power of amendment hereby granted to the Chairman of the Committee) does not substitute the Chairman of the Committee in the place of the Board or permit the Chairman of the Committee to act without specific authority of the Board with respect to any power or right specifically conferred upon or reserved to the Board under the provisions of the Plan; and

(f)	such amendment does not confer any special advantage whether economic or otherwise, whether present or contingent, on the Chairman of the Committee.
The Plan shall be deemed to be amended under this Section on the date designated by the Chairman of the Committee, whether or not such date has the effect of making such amendment retroactive.
No amendment of the Plan shall increase the duties and responsibilities of the Trustee without its consent, or decrease the Account balance of a Participant or Beneficiary.

Any action taken by the Board or by the Chairman of the Committee pursuant to this Section shall be binding and effective as to each Participating Affiliate, the Employees of each such Participating Affiliate, and the Beneficiaries of such Employees. Participating Affiliates shall not be required to take any action to evidence the authorization, approval or ratification of any such actions taken by the Board or Chairman of the Committee.
12.2 Distribution on Termination
Upon termination of the Plan in whole or in part, or upon complete discontinuance of contributions to the Plan by the Company, the value of the proportionate interest in the Trust Fund of each Participant affected by such termination shall be determined by the Committee as of the date of such termination or discontinuance. The Accounts of such Participants shall be fully vested and nonforfeitable, and thereafter distribution shall be made to such Participants as directed by the Committee.
Upon the partial termination of the Plan, the Board of Directors may in its sole discretion determine the timing of a distribution of the balance of the affected Participants’ Accounts.
12.3 Successors
In case of the merger, consolidation, liquidation, dissolution or reorganization of an Employer, or the sale by an Employer of all or substantially all of its assets, provision may be made by written agreement between the Company and any successor corporation acquiring or receiving a substantial part of the Employer’s assets, whereby the Plan and the Trust will be continued by the successor. If the Plan is to be continued by the successor, then effective as of the date of the reorganization or transfer, the successor corporation shall be substituted for the Employer under the Plan and the Trust Agreement. The substitution of a successor corporation for an Employer will not in any way be considered a termination of the Plan.
12.4 Plan Merger or Transfer
This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer of assets (if this Plan had then terminated). Subject to these limitations, the Plan may transfer assets and liabilities to, or accept a transfer of assets and liabilities from, any other employee benefit plan which is qualified under Code section 401(a) where such a transfer has been authorized by agreement between the Employer and the sponsor of the other employee benefit plan and is not prohibited by law.
12.5 Participating Affiliates
The Board of Directors may, by resolution, designate any Affiliate as an Employer under this Plan. The Affiliate shall become an Employer and a party to this Plan and the Trust upon acceptance of such designation by resolution of its board of directors. Any Affiliate may withdraw from the Plan and Trust, and end its status as an Employer hereunder, by action of its board of directors, after obtaining approval of the Board of the Company. Upon withdrawal, the Plan shall be considered terminated as to Employees of such Affiliate.

Article 13. Miscellaneous Provisions
13.1 Employment Rights
Nothing contained in this Plan or any modification of the same or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Employer, the Trustee, or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Employer. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.
13.2 No Examination or Accounting
Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company or Employer.
13.3 Investment Risk
The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets or funds which may be invested or reinvested in the Trust which supports this Plan.
13.4 Non-Alienation
No Account of benefit under this Plan may be anticipated, assigned (either in law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary). However, an Account or benefit may be reduced, offset, or transferred to the extent permitted under Code section 401(a)(13), including a reduction or offset for taxes required to be withheld, amounts assigned by a qualified domestic relations order, and amounts required to be paid to the Plan pursuant to a judgment, order, decree, settlement agreement, or other order to pay that provides for an offset of benefits payable under the Plan.
The committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order.
13.5 Incompetency
Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his Person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person or institution deemed by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.
13.6 Severability
In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.
13.7 Counterparts
This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.
13.8 Service of Legal Process
The members of the Committee and the Secretary of the Company are hereby designated agents of the Plan for the purpose of receiving service of summons, subpoena, or other legal process.
13.9 Headings of Articles and Sections
The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the plan, the text shall control.
13.10 Construction and Applicable Law
This Plan is intended to be operated as a qualified plan under section 401(a) of the Code, and the terms hereof shall be construed in accordance with such intent. Furthermore, the Plan and all rights hereunder shall be governed, construed, and administered in accordance with ERISA, and to the extent not preempted by federal law, in accordance with the laws of the State of Florida with the exception that any Trust Agreement which may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the State in which the Trustee thereunder is located.
13.11 Unclaimed Benefits
In the event that the Committee, after having made a diligent search, is unable to locate a Participant who is entitled to benefits under this Plan, such benefits shall be reallocated to the accounts of other Participants in accordance with section 9.4. In the event that the Participant, Beneficiary, or Alternate Payee whose account is subject to such reallocation subsequently asserts a valid claim for his benefits, his account will be restored in the manner described in section 6.3(a).
* * * * * * * * * *

In Witness Whereof, White Springs Agricultural Chemicals, Inc. has caused this instrument to be executed on                                 , 200        , by its duly authorized officers.

White Springs Agricultural
Chemicals, Inc.
Attest:
By

Its

By

Its
(Corporate Seal)

Appendix A. Employee Stock Ownership Plan
A.1 The Plan
This Appendix shall be effective as soon as administratively practicable after September 26, 2001 and after the completion of all required filings, notices, and approvals under the securities law of the United States and other applicable laws. Accounts shall be established for each Participant who has amounts allocable to the Company Stock Fund consisting of an account that is designated as a stock bonus plan within the meaning of Code section 401(a)(23) and as an employee stock ownership plan (“ESOP”) within the meaning of Code section 4975(e)(7) and an account consisting of amounts not allocable to such stock bonus plan. The provisions of this Appendix shall apply to the ESOP.
A.2 Definitions
(a)	Company. The term “Company” means the Potash Corporation of Saskatchewan.
(b)	Company Stock. The term “Company Stock” means common stock of the Company that is Publicly Traded Stock.
(c)	Disqualified Person. The term “Disqualified Person” has the meaning given such term by Code section 4975(e)(2).
(d)	ESOP. Unless the context indicates otherwise, the term “ESOP” means the portion of the Plan that is comprised of the ESOP Accounts of all Participants.
(e)	ESOP Account. The term “ESOP Account” means the portion of a Participant’s Account invested in the Company Stock Fund and allocable to the account designated as the ESOP Account.
(f)	Non-ESOP Account. The term “Non-ESOP Account” means the portion of a Participant’s Account that is not allocable to the ESOP Account.
(g)	Participant. The term “Participant” means an individual who has amounts credited to the ESOP Account.
(h)	Publicly Traded Stock. The term “Publicly Traded Stock” means stock that is listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 or that is quoted on a system sponsored by a national securities association registered under section 15A(b) of such Act.
A.3 ESOP Investments and Loans
(a)	Company Stock. The ESOP shall be invested primarily in Company Stock.
(b)	Funding. Except as provided by Committee rule, no contributions may be made directly to the ESOP. Amounts credited to a Participant’s ESOP Account shall be those amounts in the Company Stock Fund that are allocable to the Participant immediately before the establishment of the ESOP, adjusted by amounts transferred to and from the ESOP

Account, and by the amount of the distributions, earnings and losses attributable to the ESOP Account. Contributions made to the Non-ESOP Account during the Plan Year and invested in the Company Stock Fund shall be transferred by the Plan to the ESOP Account during or after the Plan Year as prescribed by Committee rules.
(c)	ESOP Loans Prohibited. The ESOP may not borrow funds, directly or indirectly, to acquire Company Stock.
(d) Acquisition and Disposition of Employer Securities.
(1)	General. The Trust may purchase and sell Company Stock only at its fair market value. The Committee may direct the Trustee to buy Company Stock from, or sell Company Stock to, any person, subject to paragraph (2).

(2)	Transactions with Disqualified Persons. No commission may be charged in a transaction involving Company Stock between the Trust and a Disqualified Person and such a transaction shall be for adequate consideration (as defined in ERISA section 3(18)).
A.4 Election to Distribute or Reinvest Dividends on Company Stock
Effective January 1, 2002, in the case of a dividend payable on Company Stock allocated to a Participant’s (or Beneficiary’s) ESOP Account and held by the ESOP on the record date for such dividend, pursuant to Committee rules, the dividend may—
(a)	be paid directly in cash to the Participant (or the Beneficiary),

(b)	be paid to the ESOP and distributed in cash to the Participant not later than 90 days after the close of the Plan Year in which paid, or

(c)	at the election of the Participant—
(1)	be payable as provided in subsections (a) or (b), or

(2)	be paid to the ESOP and reinvested in the Company Stock Fund and credited to the Participant’s ESOP Account.
A distribution of a dividend to a Participant may be made pursuant to this section notwithstanding other provisions to the contrary. A dividend distribution shall be treated as made under a separate contract for the purposes of Code section 72.
A.5 Participant Diversification of Investments
(a)	Protected Right of Qualified Participants to Diversify. This section shall supersede other provisions of the Plan to the extent (if any) that they would limit the rights of a Qualified Participant as described in this paragraph.

(b)	Definitions. For the purpose of this section, the following terms shall have the respective meanings set forth below:
(1)	Qualified Election Period. The term “Qualified Election Period” means the six-Plan-Year period beginning with the first Plan Year in which an Employee becomes a Qualified Participant.

(2)	Qualified Participant. The term “Qualified Participant” means a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan (or a predecessor plan).
(c)	Alternative Investment Funds. A Qualified Participant shall be permitted to direct the Plan to transfer to an alternative investment fund (not invested in Company Stock) up to 25 percent of the value of the Participant’s ESOP Account. The direction shall be made within 90 days after the last day of each Plan Year during the Participant’s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of 50 percent of the ESOP Account. The Participant’s direction shall be provided to the Committee in writing; may be revoked or modified within the applicable 90-day period; and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies.
A.6 Voting and Tender Offer Decisions
(a)	Participant Voting Direction. A Participant (or, in the event of the Participant’s death, the Participant’s beneficiary) shall have the right to direct the Trustee as to the manner in which shares of Company Stock allocated to such Participant’s ESOP Account are to be voted on each matter brought before an annual or special stockholders’ meeting of the Company.
(1)	Participant Information. Before a stockholder meeting, the Committee shall furnish to a Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such shares of Company Stock allocated to such Participant’s ESOP Account shall be voted on each such matter.

(2)	Trustee Action. Upon timely receipt of a Participant’s voting directions, the Trustee shall vote as directed the number of shares (including fractional shares) of Company Stock allocated to such Participant’s ESOP Account. The Trustee shall hold the Participant’s instructions in strict confidence and may not divulge or release the instructions to any person, including officers or Employees of the Company. Except as provided by law, the Trustee may not vote shares of Company Stock allocated to Participants’ ESOP Accounts for which it has not received direction.
(b)	Tender Offer Direction. Each Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) shall have the right, to the extent of the number of shares of

Company Stock allocated to such Participant’s ESOP Account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of Company Stock.
(1)	Participant Information. The Committee shall use its best efforts to timely distribute to each Participant (or Beneficiary) such information as will be distributed to stockholders of the Company in connection with a tender or exchange offer.

(2)	Trustee Action. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of Company Stock allocated to such Participant’s ESOP Account. A Participant’s instructions to the Trustee shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including officers or Employees of the Company. Except as provided by law, if the Trustee does not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock for which the Participant has the right of direction.
(c)	Named Fiduciary. For the purpose of this section, each Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) is, hereby designated a “named fiduciary” within the meaning of ERISA section 403(a)(1).
A.7 Distributions
(a)	Right to Receive Distribution in Company Stock. A Participant who is entitled to a distribution from his or her ESOP Account has the right to demand that the distribution be made in shares of the Company Stock. In the case of amounts that are diversified pursuant to section A.5 of this Appendix, the preceding sentence shall apply only to amounts that are diversified in excess of the minimum amounts that are required to be available for diversification pursuant to such section.
(b)	Commencement. A Participant is entitled to a distribution from the ESOP Account at the time prescribed by the Plan (but no later than the time prescribed by Code section 409(o)).
(c)	Normal Form of Payment. If a Participant is entitled to a distribution from the ESOP Account, unless the Participant elects otherwise, the ESOP Account shall be distributed in substantially equal periodic payments (but not less frequently than annually) over a period not longer than the greater of—
(1)	five years, or

(2)	in the case of a Participant with an ESOP Account balance in excess of $500,000, five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000.

The dollar amounts specified in paragraph (2) shall be adjusted for changes in the cost of living as prescribed by the Internal Revenue Service.
A.8 Nonpublicly Traded Stock
This section shall apply if Company Stock ceases to be Publicly Traded Stock or becomes subject to substantial restrictions.
(a)	Acquisition and Disposition of Stock. The Trust shall purchase and sell nonpublicly traded Company Stock at its fair market value. The Committee shall determine the fair market value of Company Stock based upon the value determined by an independent appraiser within the meaning of Code section 401(a)(28)(C).
(b) Participant Put Option.
(1)	When Required. If a Participant receives a distribution of Company Stock and either—
(A)	the Company Stock is not Publicly Traded Stock, or

(B)	the Company Stock is subject to a trading limitation under federal or state securities law, or regulations thereunder, or an agreement which would make the Company Stock not as freely tradable as stock not subject to such limitation, then the Company Stock distributed to the Participant (or Beneficiary) must be subject to a put option as described in this subsection that permits the holder of the put to require the Company to repurchase the Company Stock.
(2)	Holder of Put. The put option shall be exercisable by the Participant or the Beneficiary, by the donees of either, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of the death of the Participant or the Beneficiary.

(3)	Responsibility for Put. The holder of the put option shall be entitled to put the Company Stock to the Company. The Committee, however, shall have the authority to assume the rights and obligations of the Company at the time the put option is exercised by directing the Trustee to repurchase the Company Stock. Under no circumstances may the put option bind the Plan. If it is known that federal or state law will be violated by the Company’s honoring the put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (for example, an affiliate of the Company or a shareholder other than the Plan) that has, and is expected to continue to have, a substantial net worth.

(4)	Duration of Put. The holder of the put option shall be entitled to exercise the option at any time during two option periods. The first option period shall be the 60-day period commencing on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall commence in the following Plan Year pursuant to Treasury regulations. The period during which a put option is exercisable does not include any time when a holder of the option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.
(5)	Manner of Exercise. A put option is exercised by the holder notifying the Company in writing that the option is being exercised.

(6)	Price. The exercise price for a put option shall be the fair market value of the Company Stock as determined by an independent appraiser within the meaning of Code section 401(a)(28)(C).

(7)	Payment Terms and Restrictions. The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be either paid in a lump sum or in installments as provided by the Committee.
(A)	If Lump Sum Distribution Made. If the Company is required to repurchase Company Stock that was distributed to the Participant as a lump sum distribution of the Participant’s entire account balance, the requirement of this subsection shall be treated as met if—
(i)	the amount to be paid for the Company Stock is paid in substantially equal periodic payments (not less frequently than annually),

(ii)	the payments are made over a period beginning not later than 30 days after the exercise of the put option described in paragraph (4) and not exceeding five years, and

(iii)	there is adequate security provided and reasonable interest paid on the unpaid amounts referred to in clause (i).
(B)	If Installment Payments Made. If the Company is required to repurchase Company Stock that was distributed to the Participant in installments, the requirement of this subsection shall be treated as met if the amount to be paid for the Company Stock is paid not later than 30 days after the exercise of the put option described in paragraph (4).
(8)	Nonterminable Right. The provisions of this subsection shall continue to apply even if the ESOP ceases to be an ESOP within the meaning of Code section 4975(e)(7).
A.9 Disaggregation—Discrimination Testing
(a)	Direct Contributions to ESOP. This subsection applies only to the extent that the Committee rules allow contributions to be made directly to the ESOP (as opposed to prior contributions and earnings transferred to the ESOP Account from the Non-ESOP Account).

If Before-Tax Contributions are subject to testing under the actual deferral percentage test of section 401(k), the test shall be applied separately to the Before-Tax Contributions paid directly to the ESOP Account and to the Before-Tax Contributions paid directly to the Non-ESOP Account. If After-Tax Contributions or Employer Matching Contributions are subject to the actual contributions percentage test of Code section 401(m), the test shall be applied separately to such contributions paid directly to the ESOP Account and the contributions paid directly to the Non-ESOP Account.
(b)	Transferred Amounts. Contributions made directly to the Non-ESOP Account and then transferred to the ESOP Account shall not be subject to the separate testing rules under subsection (a).

(c)	Restrictions Not Applicable After 2005. The restrictions described in subsections (a) and (b) above shall cease to apply for Plan Years beginning on or after January 1, 2006.
A.10 Offset of Pension Benefit
Amounts credited to a Participant’s ESOP Account may not be taken into account (i.e., for purposes of any “floor offset” arrangement) in determining the Participant’s benefit under any defined benefit pension plan qualified under Code section 401(a).